UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

CALIFORNIA RESOURCES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Proxy Statement 2023 and Notice of Annual Meeting A Different Kind of Energy Company California Resources Corporation

Letter to Shareholders from the Chair of the Board

Dear Shareholders,

I am proud of the progress we have made this year at CRC. Thanks to the dedication of our employees and leadership of our senior executives and Board of Directors, CRC continues to make important strides on our Full Scope 2045 Net Zero goal to lead in the energy transition. Our Full Scope 2045 Net Zero Goal for Scope 1, 2 and 3 GHG emissions places us among a select few industry peers to include Scope 3 GHG emissions in our Net Zero goals.

In 2022, CRC demonstrated significant progress on our carbon capture and storage (CCS) business, Carbon TerraVault. Our team worked diligently to advance discussions and partnerships with various stakeholders. We showcased our competitive advantage through the submission of numerous EPA Class VI permit applications and through the announcement of a landmark joint venture with Brookfield Renewable. We also expanded Carbon TerraVault’s carbon storage projects by announcing a carbon dioxide management agreement with Lone Cypress Energy Services, LLC, in December 2022, and another with Grannus, LLC, in January 2023.

In addition to our focus on energy transition, the company’s oil and gas operations delivered strong cash flows and demonstrated commitment to shareholder returns. CRC recorded the highest operating cash flow and margin since its inception and provided returns through an expanded share repurchase program and increased quarterly dividend. In 2023, CRC will not only remain dedicated to enhancing its sustainability initiatives and advancing its Carbon TerraVault business, but also continuing to unlock value from our asset base to deliver even higher free cash flow.

Lastly, CRC also took steps to update and expand the company’s ESG goals, with the Board unanimously approving enhanced targets, including maintaining at least 20% of ethnically and racially diverse professionals in leadership positions, increasing gender diverse professionals in leadership positions to 30% or greater and maintaining current board composition with at least 30% ethnically, racially and gender diverse board members. We are also aiming to further reduce CRC’s methane emissions by 30% from our 2020 baseline by 2030, reduce freshwater usage in our low carbon intensity fuel production by 30% from our 2022 baseline by 2025, and continue to target charitable giving to support local non-profits and community organizations across California. The company’s Sustainability Committee remains dedicated to supporting and guiding CRC down the path to reach these goals, and now 30% of executive annual incentive pay related to company performance is tied to ESG metrics.

As previously announced, Francisco J. Leon, who currently serves as our Executive Vice President and Chief Financial Officer, will succeed Mark A. (Mac) McFarland as our President and Chief Executive Officer, effective at the Annual Meeting, and, once elected, will join our Board as its newest member. Mr. McFarland will continue to serve on our Board if his re-election is approved by shareholders at the Annual Meeting, and will also continue to serve as non-executive Chair of the board of our Carbon TerraVault subsidiary. The Company has also been conducting an ongoing search for a new Chief Financial Officer. Our leadership transition will not affect our steadfast commitment to generating the most value for our shareholders and helping meet ambitious climate goals. To ensure good collaboration and alignment, we frequently review best practices, conduct outreach and engage with our large shareholders, major proxy advisory firms and ESG ratings and data providers and encourage feedback from our stakeholders.

On behalf of the entire Board, I thank you for your support, engagement, continued investment and confidence in CRC. We believe that CRC is well-positioned to drive sustainable growth, build a stronger, more resilient company and create long-term value for all of our shareholders and other critical stakeholders. We thank you for the opportunity to continue serving you and the company.

Tiffany (TJ) Thom Cepak

Independent Chair of the Board

California Resources Corporation

_________________________________________________________________________________________________

PLEASE NOTE: This letter and the Proxy Statement contain forward-looking statements that involve risks and uncertainties that could materially affect our expected results of operations, liquidity, cash flows and business prospects. For a discussion of these risks and uncertainties, please refer to the “Risk Factors” and “Forward-Looking Statements” described in our Annual Report on Form 10-K. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “target,” “will” or “would” and similar words that reflect the prospective nature of events or outcomes typically identify forward-looking statements. Such statements are based on management's expectations as of the date of this filing, unless an earlier date is specified, and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in our Form 10-K and in other documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business. Any forward-looking statement speaks only as of the date on which such statement is made and we undertake no obligation and expressly disclaim any duty to correct or update any forward-looking statement, except as required by applicable law.

We have included in this letter and the Proxy Statement certain voluntary disclosures regarding our Sustainability Goals, Sustainability Reports and related matters because we believe these matters are of interest to our investors; however, we do not believe these disclosures are “material” as that concept is defined by or construed in accordance with the securities laws or any other laws of the U.S. or any other jurisdiction, or as that concept is used in the context of financial statements and financial reporting. These disclosures speak only as of the date on which they are made, and we undertake no obligation and expressly disclaim any duty to correct or update such disclosures, whether as a result of new information, future events or otherwise, except as required by applicable law.

California Resources Corporation 1 World Trade Center, Suite 1500 | Long Beach | California 90831

Notice of the 2023 Annual Meeting of Stockholders

Meeting Date:	April 28, 2023

Meeting Time:	11:00 a.m., Pacific Time

Location:	Virtual meeting at https://www.virtualshareholdermeeting.com/CRC2023

Record Date:	March 7, 2023

Purposes of the 2023 annual meeting of stockholders:

(1)
To elect the nine director nominees named in this proxy statement, each to a one-year term;
(2)
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
(3)
To hold an advisory vote to approve named executive officer compensation; and
(4)
To approve the amendment to the Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation.

Information relevant to these matters is set forth in the accompanying proxy statement.

The close of business on March 7, 2023, was fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof. Only our stockholders of record or their legal proxy holders as of the record date or our invited guests may attend the annual meeting in person.

The annual meeting will be held in a virtual meeting format only at https://www.virtualshareholdermeeting.com/CRC2023. You will not be able to attend the annual meeting physically. If you wish to attend the annual meeting, you must follow the instructions under “Attending the Annual Meeting” on page 64 of the proxy statement. We have also provided information regarding how stockholders can engage during the Annual Meeting, including how they can vote, ask questions, request technical support and access information following the Annual Meeting within this proxy statement.

Beginning on March 16, 2023, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders containing instructions on how to access the proxy statement and vote online and made our proxy materials available to our stockholders over the Internet.

By Order of the Board of Directors,

Michael L. Preston

Executive Vice President, Chief Strategy Officer and General Counsel
Corporate Secretary

IMPORTANT VOTING INFORMATION

If you owned shares of our common stock at the close of business on March 7, 2023, you are entitled to one vote per share upon each matter presented at our 2023 annual meeting of stockholders to be held on April 28, 2023. In order for stockholders whose shares were held in an account at a brokerage firm, bank or other nominee (i.e., in “street name”) as of March 7, 2023, to vote their shares at the 2023 annual meeting, they will need to obtain a legal proxy from the broker, bank or other nominee that holds their shares authorizing them to vote in person at the annual meeting.

If you hold shares in “street name,” unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares via telephone or the Internet, your broker is only permitted to vote on your behalf on ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2023, and may not vote on the election of directors and other matters to be considered at the annual meeting. For your vote to be recognized, you will need to communicate your voting decisions to your broker, bank or other nominee before the date of the annual meeting.

YOUR VOTE IS IMPORTANT

Your vote is important. Our Board of Directors strongly encourages you to exercise your right to vote. Voting early helps ensure that we receive a quorum of shares necessary to hold the annual meeting.

QUESTIONS

If you have any questions about the proxy voting process, please contact Broadridge at (800) 579-1639. The Securities and Exchange Commission also has a website (https://www.sec.gov/spotlight/proxymatters) with more information about your rights as a stockholder. You also may contact our Investor Relations Department by phone at (818) 661-3731 or by e-mail at IR@crc.com.

ATTENDING THE ANNUAL MEETING

The annual meeting will be held in a virtual meeting format only at https://www.virtualshareholdermeeting.com/CRC2023. You will not be able to attend the annual meeting physically. If you wish to attend the annual meeting, you must follow the instructions under “Attending the Annual Meeting” on page 64 of the proxy statement.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF

PROXY MATERIALS FOR THE STOCKHOLDER MEETING

TO BE HELD ON APRIL 28, 2023

The Notice of the 2023 Annual Meeting of Stockholders, the Proxy Statement for the 2023 Annual Meeting of Stockholders and the 2022 Annual Report to Stockholders (which includes the Annual Report on Form 10-K for the fiscal year ended December 31, 2022) of California Resources Corporation are available at http://www.proxyvote.com. You will need the 16-digit control number included on the Notice that was mailed to you, on your proxy card or on the instructions that accompanied your proxy materials.

2023 PROXY STATEMENT

Table Of Contents

CALIFORNIA RESOURCES CORPORATION i

2023 PROXY STATEMENT

CALIFORNIA RESOURCES CORPORATION ii

2023 PROXY STATEMENT

Proxy Statement Summary

Proxy Statement Summary

This summary highlights information contained in the proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting. California Resources Corporation, together with its subsidiaries, is referred to herein as “we,” “our,” “us,” the “Company” or “CRC.” The 2023 annual meeting of stockholders described below is referred to herein as the “Annual Meeting.”

2023 Annual Meeting of Stockholders

Date:	April 28, 2023

Time:	11:00 a.m., Pacific Time

Place:	Virtual meeting at https://www.virtualshareholdermeeting.com/CRC2023

Record Date:	March 7, 2023

The Annual Meeting will be held in a virtual meeting format only at https://www.virtualshareholdermeeting.com/CRC2023. You will not be able to attend the Annual Meeting physically. If you wish to attend the Annual Meeting, you must follow the instructions under “Attending the Annual Meeting” below.

A Notice of Internet Availability of Proxy Materials, which contains instructions on how to access the proxy statement and vote online, was mailed to our stockholders beginning on March 16, 2023, and also made available to our stockholders over the Internet on the same date.

Agenda and the Board’s Recommendation on Voting Matters

The following table summarizes the items that will be brought for a vote of our stockholders at the annual meeting, along with the recommendation of our Board of Directors as to how stockholders should vote on each item.

Agenda Item		Description	Board’s Recommendation
1.	Proposal 1	Election of the nine director nominees named in this proxy statement each for a one-year term	FOR EACH NOMINEE
2.	Proposal 2	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2023	FOR
3.	Proposal 3	Advisory vote to approve named executive officer compensation	FOR
4.	Proposal 4	Approval of the amendment to the Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation	FOR

Voting: Stockholders as of the record date are entitled to vote. Each share of common stock entitles its holder to one vote for each director nominee and one vote for each of the proposals to be voted on.

CALIFORNIA RESOURCES CORPORATION 1

2023 PROXY STATEMENT

Proxy Statement Summary

Directors

The Board of Directors is currently comprised of eight independent directors, plus Mr. McFarland. Each of our independent directors, other than Mr. Brooks, and Mr. McFarland will stand for re-election at our Annual Meeting. Mr. Leon will also stand for election at the Annual Meeting. Assuming each of our nominees is elected, the Board of Directors will be comprised of seven independent directors, plus Mr. McFarland and Mr. Leon, following the Annual Meeting. Mr. McFarland is currently serving, and following the Annual Meeting Mr. Leon will serve, as our President and Chief Executive Officer (“CEO”). The following table provides summary information about each of our current directors and director nominees and whether the Board of Directors considers each of them to be independent under the New York Stock Exchange’s (“NYSE”) independence standards.

					Committees
				Director			Nominating &
Director/Director Nominees	Positions	Age	Independent	Since	Audit	Compensation	Governance	Sustainability
Andrew B. Bremner		32	Yes	2021		●		●
Douglas E. Brooks*		64	Yes	2020	●
Tiffany (TJ) Thom Cepak	Chair	50	Yes	2020
James N. Chapman		60	Yes	2020		Chair	●
Francisco J. Leon	Incoming President & CEO	46	No	N/A
Mark A. (Mac) McFarland	President & CEO	53	No	2020
Nicole Neeman Brady		42	Yes	2021		●		●
Julio M. Quintana		63	Yes	2020	●		Chair
William B. Roby		63	Yes	2020	●			Chair
Alejandra (Ale) Veltmann		54	Yes	2021	Chair		●

*Mr. Brooks is not standing for reelection at the Annual Meeting.

Corporate Governance Highlights

✓

Supermajority votes. Last year, the Board submitted for approval, and the stockholders approved, proposals to amend the Company’s Certificate of Incorporation to reduce the prior supermajority voting thresholds to majority thresholds.

✓	8 out of 9 Board members are independent. The Board has determined 8 out of 9 current Board members, and 7 out of 9 director nominees, are independent within the meaning of NYSE listing standards.

✓	Anti-Hedging and Anti-Pledging Policy. In response to feedback in prior years, our Insider Trading Policy specifically prohibits the hedging or pledging of our securities.

✓

Overboarding Policy. We maintain a policy to restrict directors who are currently sitting CEOs of public companies from serving on more than two other public company boards without approval, subject to a related company analysis, as applicable.

✓	Clawback Policy. We maintain a comprehensive, standalone policy that covers cash, equity, equity-based and other awards under our incentive compensation programs.

✓	Board is not classified. Our directors are elected on an annual basis.

✓

Independent Board committees. Our standing committees are made up of independent directors. Each standing committee operates under a written charter that has been approved by the Board and is available to stockholders on our website.

✓	Each committee has the authority to retain independent advisors.

✓	Frequent executive sessions of independent directors. In 2022, the independent directors held executive sessions on a regular basis.

✓	No stockholder rights plan (“poison pill”) in effect.

✓

Whistleblower reports. Our VP Internal Audit informs the Audit Committee about whistleblower reports and other communications that are received on our anonymous compliance hotline or through other channels.

CALIFORNIA RESOURCES CORPORATION 2

2023 PROXY STATEMENT

Proxy Statement Summary

✓	Director evaluation process. Each year, each of the Board committees and the full Board of Directors undertakes a self-assessment of its performance.

✓

CEO and management evaluation process. The Board of Directors conducts an annual performance review of management, including the CEO, and regularly reviews succession planning for the CEO and senior management.

Compensation Program Highlights

Our Compensation Committee initiated a new compensation program in 2021 immediately following our emergence from the bankruptcy process, setting a new course for our post-emergence compensation program. We did not grant any long-term incentives in 2022, since our 2021 program included multi-year emergence grants to immediately align our executives’ interests with stockholders.

Compensation Program Practices

Our executive compensation program is designed to motivate our executives to take actions that are aligned with our short- and long-term strategic objectives, appropriately balancing risk versus potential reward. It is designed to incorporate compensation best practices and is governed by our Compensation Committee. Our annual incentive awards and long-term incentive plans are performance-based and intended to align with the long-term best interests of stockholders and to retain our management team.

The Compensation Committee has engaged in best practices to align executive pay with Company performance and to ensure good governance in the following ways:

WHAT WE DO √ We pay for performance. A significant portion of the compensation of our named executive officers is directly linked to the Company’s performance, by way of a compensation structure that includes performance-based annual and long-term incentive awards. √ We are stockholder aligned. Annual and long-term incentive awards are based on performance measures that are aligned with the creation of value for our stockholders. All of the outstanding long-term incentive awards for our named executives are stock-based. √ We have “double trigger” change in control provisions. Our change in control arrangements for named executive officers require both the occurrence of a change in control event and termination of employment before applicable vesting of awards occurs. √ We solicit feedback from stockholders. We regularly reach out to our largest stockholders for feedback on our governance and executive compensation. √ We provide market-competitive compensation. Our compensation program is competitive within our industry and recognizes evolving governance practices, which allows us to attract and retain key talent. √ We have stock ownership requirements. We maintain stock ownership guidelines for our named executive officers and stock grant delivery mechanics for our directors that require meaningful stock ownership in the Company. √ We have a clawback policy. Our Compensation Recoupment and Clawback Policy allows the Company to require reimbursement of incentive compensation in certain circumstances. √ We seek independent advice. The Compensation Committee retains an independent advisor to review executive compensation and provide advice to the Compensation Committee.

CALIFORNIA RESOURCES CORPORATION 3

2023 PROXY STATEMENT

Proxy Statement Summary

WHAT WE DON’T DO. X We do not allow hedging or pledging. Our Insider Trading Policy prohibits certain transactions involving our stock, including hedging and pledging. X We do not allow the repricing of stock options. Our equity incentive plan prohibits the repricing or backdating of stock options. X We do not offer enhanced retirement benefits. Our nonqualified defined compensation plan provides restorative, but not enhanced, retirement benefits for our executives. X We do not encourage excessive risk or inappropriate risk taking through our incentive programs. Our plans do not motivate executives to engage in activities that create excessive or inappropriate risk for the Company.

CALIFORNIA RESOURCES CORPORATION 4

2023 PROXY STATEMENT

Board of Directors and Corporate Governance

Board of Directors and Corporate Governance

Our Board of Directors and Director Nominees

Our Board values and exhibits an effective mix of diversity, perspective, skills and experience. Currently one-third of the Board are women and one-third of the Board are diverse from a race/ethnicity standpoint.

Assuming each of our nominees is elected, one-third of the Board will be women and 44% of the Board will be diverse from a race/ethnicity standpoint following the Annual Meeting, as shown in the following charts:

GENDER 33% female 67% male AGE 11.0% 30s 22.2% 40s 33.4% 50s 33.4% 60s RACE/ETHNICITY 44% racially/ethnically diverse

NCE 10% 90% independent non-independent GENDER 20% 80% male female AGE 10% 40% 50% 50s 60s 70s

Independence 10% non-independent 90% independent Gender 20% female 80% male AGE 10% 50s 50% 60s 40% 70s

CALIFORNIA RESOURCES CORPORATION 5

2023 PROXY STATEMENT

Board of Directors and Corporate Governance

Set forth below is a chart that summarizes the specific experience, qualifications, attributes and skills of our directors and director nominees and biographical information regarding each of our directors and director nominees. Each of the individuals below is standing for reelection at the Annual Meeting except for Mr. Brooks. There are no family relationships between any of our directors, director nominees and executive officers. There are no ongoing arrangements or understandings between any of our executive officers, directors or director nominees and any other person pursuant to which any person will be selected as a director or an executive officer.

Director and Director Nominee Skills and Qualifications

Summary of Director and Director Nominee Qualifications and Experience
SKILLS & EXPERIENCE
Board of Directors Experience		X	X	X	X		X	X	X
CEO Experience		X			X			X
Senior Executive Experience	X	X	X		X	X	X	X	X	X
Oil and Gas Industry Experience	X	X	X		X	X		X	X	X
Financial/Capital Markets Expertise		X	X	X	X	X	X	X		X
Mergers & Acquisitions Experience	X	X	X	X	X	X		X	X	X
Engineering/Technology Expertise	X	X	X		X			X	X
Compensation Expertise		X	X	X	X			X
Health & Safety Experience		X	X		X			X	X
Environmental/Sustainability Experience	X	X			X		X	X	X	X
Risk Management Experience		X	X	X	X	X		X
Government/Regulatory Affairs Experience		X			X		X	X	X

CALIFORNIA RESOURCES CORPORATION 6

2023 PROXY STATEMENT

Board of Directors and Corporate Governance

Andrew B. Bremner Director since: 2021 Age: 32	• Partner of JB Energy Partners, LP • VP, Oil & Gas of Jaco Oil Company • Formerly Portfolio Management & Strategic Planning for California Resources Corporation

• Member of the Compensation Committee

• Member of the Sustainability Committee

• Member of the Special Committee on Finance

Mr. Bremner, 32, has served as a member of California Resources Corporation's Board of Directors since May 2021. Since 2019, Mr. Bremner has served as a partner of JB Energy Partners, LP (JBEP) and is the Vice President of Oil & Gas for Jaco Oil Company. In these roles Mr. Bremner leads the acquisition and management of a substantial portfolio of U.S. onshore energy assets, including development of carbon capture and storage projects. From 2013 to 2019, Mr. Bremner worked for California Resources Corporation in various engineering roles, and most recently in Portfolio Management & Strategic Planning. Mr. Bremner earned his M.B.A. from the University of California, Los Angeles, and has a Bachelor of Science degree in Mechanical Engineering from California Polytechnic State University San Luis Obispo.

Douglas E. Brooks Director since: 2020 Age: 64 (Mr. Brooks is not standing for reelection at the Annual Meeting)

• Lead Independent Director of Chord Energy

   Corporation

• Former Board Chair and Former CEO of Oasis

   Petroleum, Inc.

• Former Board Chair of OMP GP LLC

• Former Director of Chaparral Energy, Inc. and Madalena Energy Inc.

• Former CEO and Director of Energy XXI Gulf Coast, Inc., Yates Petroleum Corporation and Aurora Oil & Gas Limited

• Member of the Audit Committee

• Member of the Special Committee on Finance

Mr. Brooks, 64, has served as a member of California Resources Corporation’s Board of Directors since October 2020. Mr. Brooks is a private investor. He currently serves as the Lead Independent Director of Chord Energy Corporation and was formerly the Board Chair of its predecessor Oasis Petroleum Inc., an oil and natural gas company, and served as its Chief Executive Officer from December 2020 to April 2021. Mr. Brooks also previously served as the Board Chair of OMP GP LLC, the general partner of Oasis Midstream Partners LP. He previously served on the Board of Directors of Chaparral Energy, Inc. from 2017 to October 2020 and also served on the Board of Directors of Madalena Energy Inc. (now Centaurus Energy, Inc.) in Canada. From April 2017 he served as President and Chief Executive Officer as well as a member of

CALIFORNIA RESOURCES CORPORATION 7

2023 PROXY STATEMENT

Board of Directors and Corporate Governance

the Board of Directors of Energy XXI Gulf Coast, Inc., an offshore Gulf of Mexico exploration and production company, until it was acquired by an affiliate of Cox Oil LLC in October 2018. From 2015 to 2016, he served as President and Chief Executive Officer and a member of the Board of Directors of Yates Petroleum Corporation, a privately owned exploration and production company, which merged with EOG Resources. From 2012 to 2014, he served as Chief Executive Officer as well as a member of the Board of Directors of Aurora Oil & Gas Limited until it merged with Baytex Energy Corp. In 2012, he served as a senior vice president at Forest Oil Corporation. From 2006 to 2012, Mr. Brooks also built two private equity sponsored firms focused on unconventional resource projects in the western U.S. In addition, he spent 24 years with Marathon Oil Company in roles of increasing responsibility, lastly as the director of upstream mergers and acquisitions and business development for the Americas. He holds a Bachelor of Science degree in business management from the University of Wyoming – Casper and a Master of Business Administration, Finance from Our Lady of the Lake University in Texas.

Tiffany (TJ) Thom Cepak Independent Board Chair Director since: 2020 Age: 50

• Director of Patterson-UTI, Ranger Oil Corporation

       and EnLink Midstream, LLC

• Former CFO of Energy XXI Gulf Coast Inc., KLR Energy and EPL Oil & Gas, Inc.

• Former Director of Yates Petroleum Corporation

Ms. Cepak, 50, is the Independent Chair of California Resources Corporation’s Board of Directors and has served as a member since October 2020. Ms. Cepak has 29 years of energy industry experience, including both financial and operational appointments. She has served as a director of Patterson-UTI, a company that provides land drilling and pressure pumping services, directional drilling, rental equipment and technology, since August 2014 and as a director of Ranger Oil Corporation, an independent oil and gas company, since September 2019. Most recently, Ms. Cepak joined the Board of Directors of EnLink Midstream, LLC, in December 2021. Ms. Cepak served as the Chief Financial Officer of Energy XXI Gulf Coast Inc. from August 2017 to October 2018. Ms. Cepak served as the Chief Financial Officer of KLR Energy (and, subsequent to its business combination, Rosehill Resources Inc.) from January 2015 to June 2017. Ms. Cepak served as a director of Yates Petroleum Corporation from October 2015 to October 2016. Ms. Cepak served four years as the Chief Financial Officer of EPL Oil & Gas, Inc., and was further appointed Executive Vice President in January 2014, and she served in those roles until June 2014, when EPL was sold. Ms. Cepak originally joined EPL as a Senior Asset Management Engineer, a position she held until she was appointed Director of Corporate Reserves in September 2001. Ms. Cepak was named EPL’s Director of Investor Relations in April 2006 and Vice President, Treasurer and Investor Relations in July 2008. In July 2009, Ms. Cepak was designated as EPL’s Principal Financial Officer and, in September 2009, she was appointed Senior Vice President. Prior to joining EPL, she was a Senior Reservoir Engineer with Exxon Production Company and ExxonMobil Company with operational roles including reservoir engineering and subsurface completion engineering for numerous offshore Gulf of Mexico properties. Ms. Cepak holds a B.S. in Engineering from the University of Illinois and an M.B.A. in Management with a concentration in Finance from Tulane University.

CALIFORNIA RESOURCES CORPORATION 8

2023 PROXY STATEMENT

Board of Directors and Corporate Governance

James N. Chapman Director since: 2020 Age: 60	• Advisory Director of SkyWorks Capital, LLC • Director of Denbury, Inc. and Arch Resources, Inc. • Over 35 years of investment banking experience

• Chair of the Compensation Committee

• Member of the Nominating and Governance Committee

• Chair of the Special Committee on Finance

Mr. Chapman, 60, has served as a member of California Resources Corporation’s Board of Directors since October 2020. Mr. Chapman serves as a non-executive Advisory Director of SkyWorks Capital, LLC, an aviation and aerospace management consulting services company based in Greenwich, Connecticut, which he joined in December 2004. Prior to SkyWorks, he was associated with Regiment Capital Advisors, LP, an investment advisor based in Boston specializing in high yield investments, which he joined in January 2003. Prior to Regiment, Mr. Chapman acted as a capital markets and strategic planning consultant with private and public companies, as well as investment advisers and hedge funds (including Regiment), across a range of industries. Prior to establishing an independent consulting practice, Mr. Chapman worked for The Renco Group, Inc. (a multi-billion dollar private corporation with diverse investment holdings located throughout the world) from December 1996 to December 2001. Prior to Renco, he was a founding principal of Fieldstone Private Capital Group, Inc. in August 1990 where he headed the Corporate Finance and High Yield Finance Groups. Prior to joining Fieldstone, Mr. Chapman worked for Bankers Trust Company from July 1985 to August 1990, most recently in the BT Securities capital markets area. Mr. Chapman has over 35 years of investment banking experience in a wide range of industries including aviation/airlines, metals/mining, natural resources/energy, automotive/general manufacturing, financial services, real estate and healthcare. Mr. Chapman has served on the Board of Directors of Denbury, Inc. since September 2020. In addition, Mr. Chapman has served on the Board of Directors of Arch Resources, Inc. since 2016, and as its Lead Independent Director since April 2020. Mr. Chapman received an M.B.A. degree with distinction from Dartmouth College in 1985 and was elected an Edward Tuck Scholar. He received his BA degree, with distinction, magna cum laude, at Dartmouth College in 1984 and was elected to Phi Beta Kappa, in addition to being a Rufus Choate Scholar.

CALIFORNIA RESOURCES CORPORATION 9

2023 PROXY STATEMENT

Board of Directors and Corporate Governance

Francisco J. Leon Executive Vice President and CFO Age: 46

• Will become President and CEO of CRC and

   President of Carbon TerraVault as of Annual Meeting

• Prior Executive Vice President, Corporate Development & Strategic Planning of CRC

• Prior Vice President – Portfolio Management and Strategic Planning of CRC

Mr. Leon, 46, has served as the Executive Vice President and Chief Financial Officer of California Resources Corporation since August 2020. Mr. Leon originally joined CRC in 2014 during the spin-off from Occidental Petroleum as Vice President of Portfolio Management and Strategic Planning. In 2018, Mr. Leon was named Vice President of Corporate Development where he oversaw all acquisition and divestiture activities for the company. Prior to joining CRC, Mr. Leon worked at Occidental Petroleum Corporation where he held various roles in Finance, Planning and U.S. and International Business Development areas. Mr. Leon started his career with Petrie Parkman & Co., Inc. an energy-focused boutique investment banking firm. Mr. Leon holds an M.B.A. from the University of Texas, Austin and a Bachelor of Arts in International Business from San Diego State University and CETYS Universidad in Mexico. From 2019 to 2022, he served on the Board of the Union Rescue Mission of Los Angeles which is one of the largest privately run homeless shelters in the U.S.

Mark A. (Mac) McFarland President and CEO Director since: 2020 Age: 53	• Director of GenOn Energy, Inc. • Prior Director of Bruin E&P Partners, LLC, TerraForm Power, Inc. and Chaparral Energy, Inc. • Prior CEO of GenOn Energy, Inc. and Luminant Holding Company LLC

Mr. McFarland, 53, is the President and Chief Executive Officer of California Resources Corporation and has served on its Board of Directors since October 2020. Mr. McFarland is the former Executive Chairman of GenOn Energy, an independent power producer. From April 2017 to December 2018, he was the President and Chief Executive Officer of GenOn and served on its Board until September 2022. From 2013 to 2016, he served as Chief Executive Officer of Luminant Holding Company LLC, a subsidiary of Energy Future Holdings Corporation, and a large independent power producer. From 2008 to 2013, he served as both Chief Commercial Officer of Luminant and Executive Vice President, Corporate Development and Strategy of Energy Future Holdings. From 1999 to 2008, Mr. McFarland served in various roles at Exelon Corporation, including as Senior Vice President, Corporate Development. He previously served on the Boards of Bruin E&P Partners (an independent company), TerraForm Power, and Chaparral Energy. Mr. McFarland earned his Masters of Business Administration from the University of Delaware and a Bachelor of Science degree in Civil Engineering (Environmental Concentration) from Virginia Polytechnic Institute and State University. He received his professional engineer license in 1995.

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Nicole Neeman Brady Director since: 2021 Age: 42	• CEO and Director of Sustainable Development Acquisition Corp. • Leadership roles at Renewable Resources Group • Prior President of Edison Water Resources • Prior Officer of Edison International

• Member of the Compensation Committee

• Member of the Sustainability Committee

Ms. Neeman Brady, 42, has served as a member of California Resources Corporation’s Board of Directors since August 2021. Ms. Neeman Brady currently serves as the Chief Executive Officer and a director of Sustainable Development Acquisition Corp. and since 2017 has been in various leadership roles at Renewable Resources Group. From 2015 to 2017 she was the President of Edison Water Resources and an officer of Edison International. In 2015, she was the Director, Strategic Planning of Edison International. From 2008 until 2015, Ms. Neeman Brady served in several roles at Southern California Edison, including Director, Energy Procurement, Power Supply from 2014 to 2015; Director, Asset Optimization and Trading, Power Supply from 2013 to 2014; Director, Contracts, Renewable and Alternative Power from 2011 to 2013. Prior to that, Ms. Neeman Brady held various finance and strategic planning positions for McKinsey and Company (2007), Twentieth Century Fox (2005-2006) and Goldman Sachs (2001-2004). Ms. Neeman Brady holds a Bachelor’s degree in Economics and History of Architecture from Brown University and an MBA from Harvard University. Ms. Neeman Brady currently serves on the Boards of Directors of Sustainable Development Acquisition Corp, Blue Ocean Mariculture and the Library Foundation of Los Angeles, is an independent board member of Mitigation Investment Holdings, and is a Commissioner of the Los Angeles Department of Water and Power. She previously served as Chair of the Board of Fishpeople, a Board Alternate for CalBio Energy, a Board Observer of Enbala Networks, and a Board Member of Emrgy and the Colorado River Board of California.

Julio M. Quintana Director since: 2020 Age: 63	• Former Chairman of Basic Energy Services • Director of SM Energy, Newmont Mining • Prior Director and CEO of Tesco Corporation • Extensive experience in the oil and gas industry

• Chair of the Nominating and Governance Committee

• Member of the Audit Committee

Mr. Quintana, 63, has served as a member of California Resources Corporation’s Board of Directors since October 2020. Mr. Quintana served as the President and Chief Executive Officer of Tesco Corporation, an oilfield services company, from 2005 until his retirement in January 2015, and was a member of Tesco’s

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Board of Directors from September 2004 to May 2015. Prior to his appointment as President and Chief Executive Officer, Mr. Quintana served as Executive Vice President and Chief Operating Officer at Tesco beginning in September 2004. Prior to his tenure at Tesco, Mr. Quintana worked for Schlumberger Corporation as Vice President of Integrated Project Management and Vice President of Marketing for the Americas from November 1999 to September 2004. Prior to Schlumberger, Mr. Quintana worked from June 1980 to November 1999 for Unocal Corporation, an integrated E&P company. Mr. Quintana held various operational and managerial roles in production, drilling and asset management. His last roles at Unocal were Asset Manager for the MidContinent Region and Asset Manager for Deepwater Gulf of Mexico. Mr. Quintana brings 42 years of experience in various aspects of the oil and gas exploration and production industry, including strong experience in upstream operations, a deep understanding of drilling and asset management technologies, and broad human resources management skills and experience. He is a member of the Board of Directors of SM Energy since July 2006 and a member of the Board of Directors of Newmont Mining since October 2015. He previously served as Chairman of the Board of Basic Energy Services and as a member of its Board of Directors from December 2016 until October 2021. Mr. Quintana has a degree in Mechanical Engineering from the University of Southern California and is a Licensed Petroleum Engineer in California.

William B. Roby Director since: 2020 Age: 63	• CEO of Shepherd Energy, LLC • Director of Vermilion Energy Inc. • Extensive experience in the oil and gas industry

• Chair of the Sustainability Committee

• Member of the Audit Committee

Mr. Roby, 63, has served as a member of California Resources Corporation’s Board of Directors since October 2020. Since 2015, Mr. Roby has served as the Chief Executive Officer of Shepherd Energy, LLC, Mr. Roby’s consulting company. From 2013 to 2014, he acted as Chief Operating Officer of Sheridan Production Company, LLC. From 2000 to 2013, he held a number of U.S. and international management positions with Occidental Petroleum Corporation, most recently as Senior Vice President, Worldwide Operations and Production/Facility Engineering. Prior to his work at Occidental, he was Vice President of Operations of Altura Energy Ltd., a joint venture between Shell Oil Company and Amoco Corporation in the Permian Basin, following 15 years of various managerial and engineering roles with Shell Oil. Mr. Roby has served as a member of the Board of Directors of the international E&P firm Vermilion Energy Inc. since 2017. He has a bachelor’s degree in mechanical engineering from Louisiana State University.

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Alejandra (Ale) Veltmann Director since: 2021 Age: 54

• Founder, CEO and Director of ESG Lynk

• Former VP and Chief Accounting Officer of Paragon Offshore Plc

• Former Controller, VP and Chief Accounting Officer
of Geokinetics, Inc.

• Formerly with KPMG LLP and Arthur Andersen LLP

• Chair of the Audit Committee

• Member of the Nominating and Governance Committee

Ms. Veltmann, 54, has served as a member of California Resources Corporation's Board of Directors since December 2021. Ms. Veltmann has 31 years of experience that includes financial leadership of publicly-listed entities, private entrepreneurial companies and global auditing firms. Since 2018, she has served as founder, CEO and sole director of ESG Lynk, a leading sustainability reporting company. From 2015 to 2018, she was the Vice President and Chief Accounting Officer of Paragon Offshore Plc., an offshore drilling company. From 2010 to 2015, she worked in various roles including Corporate Controller and Vice President and Chief Accounting Officer at Geokinetics, Inc., formerly one of the world’s largest independent land and seafloor geophysical companies. She also worked in various auditor capacities at KPMG LLP from 1995 to 2002 and before that at Arthur Andersen LLP from 1992 to 1995. From 2021 to its acquisition in 2022, she served as a director and chair of the Audit Committee for Structural Integrity Associates, a private company that provides life cycle engineering solutions. She served as a Board member of the University of New Mexico Robert O. Anderson School of Management from 2018 to 2022, and as an Advisory Council member of the K.B. Hutchison Center for Energy, Law & Business at the University of Texas at Austin from 2019 to 2021. Ms. Veltmann is a certified public accountant and holds the FSA Credential from the Sustainability Accounting Standards Board (SASB). She has a BBA degree in Accounting from the University of New Mexico, and is an alumna of the Advanced Management Program at Harvard Business School.

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Board Refreshment and Evaluation

Identifying and Evaluating Nominees for Director

Our Nominating and Governance Committee is responsible for leading the search for individuals qualified to serve as directors and for recommending to the Board nominees as directors to be presented for election at meetings of the stockholders or of the Board of Directors. Our Nominating and Governance Committee evaluates candidates for nomination to the Board of Directors, including those recommended by stockholders, and conducts appropriate inquiries into the backgrounds and qualifications of possible candidates. The Board values having unique and complementary backgrounds and perspectives in the boardroom and considers candidates who can provide diverse perspectives and add unique value through skills highly relevant to our corporate strategy.

The Nominating and Governance Committee may retain outside consultants to assist in identifying director candidates in its sole discretion, but it did not engage any outside consultants in connection with selecting the nominees for election at the Annual Meeting.

Director Criteria, Qualifications and Experience

Our Corporate Governance Guidelines contain qualifications that apply to director nominees recommended by our Nominating and Governance Committee. In the event that a vacancy on the Board of Directors arises, the Nominating and Governance Committee will consider and review the candidate’s following qualifications, relevant skills, qualifications and experience:

•
independence under applicable standards;
•
business judgment;
•
service on boards of directors of other companies;
•
personal and professional integrity, including commitment to the Company’s core values;
•
willingness to commit the required time to serve as a Board of Directors member;
•
familiarity with the Company, its industry and strategy; and
•
such other matters as the committee deems appropriate.

Board Diversity

The Board recognizes the value of having directors from a wide variety of backgrounds who bring diverse opinions, perspectives, skills, experiences, backgrounds and orientations to its discussions and its decision-making processes. A diverse board enables a more balanced, wide-ranging discussion in the boardroom, and is also important to the Company’s stockholders, its management and employees. For these reasons, the Nominating and Governance Committee also will consider the diversity of, and the optimal enhancement of the current mix of talent and experience on, the Board of Directors. Currently, one-third of the Board are women and one-third of the Board are diverse from a race/ethnicity standpoint. Additionally, one-third of our director nominees are women and 44% of our director nominees are diverse from a race/ethnicity standpoint.

Board Evaluations and Incumbent Directors

Our Board believes that a robust annual evaluation process is an important part of its governance practices. For this reason, the Nominating and Governance Committee oversees an annual evaluation of the performance of the Board. The committee distributes written evaluation surveys to each director. The Chair shares the results of the surveys and interviews with the full Board for consideration with respect to director nominees, and Board and committee structure, composition and effectiveness.

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With respect to the reelection of an existing director, the Nominating and Governance Committee will consider the results of the evaluation process and review the director’s:

•
past Board and committee meeting attendance and performance;
•
length of Board service;
•
personal and professional integrity, including commitment to the Company’s core values;
•
relevant experience, skills, qualifications and contributions that the existing director brings to the Board;
•
independence under applicable standards; and
•
such other matters as the committee deems appropriate.

Board Education

The Board of Directors engages in various activities to obtain additional insight into our business and industry, beneficial perspectives on the performance of the Company, the Board and our management, and on the Company’s strategic direction. From time to time, the full Board receives presentations from its committees, and internal and external advisors, regarding current topics of interest. The Company also makes resources available to individual directors, including access to director education from third party providers.

Director Independence Determinations

Majority independent directors 11% non-independent 89% independent

To qualify as “independent” under the NYSE listing standards, the Board of Directors must affirmatively determine that the director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) that would interfere with his or her exercise of independent judgment in carrying out his or her responsibilities as a director. The NYSE independent director criteria include, among other things, that the director not be our employee and not have engaged in various types of business dealings with us.

The Board of Directors has reviewed all direct or indirect business relationships of which it is aware between each director or director nominee (including his or her immediate family) and us, as well as each director’s or director nominee’s relationships with charitable organizations, to assess director (or director nominee) independence as defined in the listing standards of the NYSE. Based on this evaluation, the Board of Directors has determined that Messrs. Bremner, Brooks, Chapman, Quintana and Roby and Mmes. Cepak, Neeman Brady and Veltmann are independent directors as that term is defined in the listing standards of the NYSE. In its review of Mr. Bremner’s independence, the Board considered his prior employment with the Company and his association with entities that own real property interests in certain assets in which the Company owns interests. Mr. McFarland, our current President and Chief Executive Officer, and Mr. Leon, our current Executive Vice President and Chief Financial Officer and future President and Chief Executive Officer, are not considered by the Board of Directors to be independent because of their employment relationships with CRC.

Board Leadership Structure and Committees

Chair

The Board of Directors’ leadership structure currently separates the CEO and Chair of the Board positions. Mr. McFarland currently serves as our President and CEO, and Ms. Cepak serves as our independent Chair. Our Chair of the Board presides over all meetings of the Board, including executive sessions.

The Board of Directors believes that there is no single, generally accepted approach to providing board leadership and that each of the possible leadership structures for a board must be considered in the context of the individuals involved and the specific circumstances facing a company, as the right leadership structure may vary as circumstances change. The Board of Directors believes it is in the best interest of the Company and its stockholders at this time to have separate CEO and Chair positions. The Board of Directors has found

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that this structure enables the CEO to focus on operation of the Company’s business, while the Chair focuses on leading the Board of Directors in its oversight role.

Following the Annual Meeting, Mr. Leon is expected to succeed Mr. McFarland as our President and CEO. Mr. Leon has also been nominated for election as director at the Annual Meeting. Pursuant to our bylaws, a person who serves as our CEO shall also serve as a director. The expected CEO transition will not affect our leadership structure of separating the CEO and Chair of the Board positions.

Board Meetings and Attendance

During 2022, the Board of Directors held 12 meetings. Each of the standing and special committees held the number of meetings included in the description of the committees set forth below in 2022. Each director attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served that occurred during such directors’ terms in 2022.

Pursuant to our Corporate Governance Guidelines, directors are encouraged to attend our annual meetings of stockholders. All of the directors of our Board attended the virtual annual meeting in May 2022.

Executive Sessions of the Board

The Board of Directors holds meetings of independent directors in executive session without management present on a regular basis. In addition to regularly scheduled Board meetings, executive sessions may be called upon the request of any independent director. In 2022, the Board held four executive sessions.

Committees of the Board

As of the date of this proxy statement, our Board of Directors has four separately designated standing committees. The membership and purposes of each of the standing and special committees are described below. Each of the standing committees operates under a written charter adopted by the Board. The Board of Directors and each committee has the power to hire independent legal, financial or other experts and advisors as it may deem necessary, without consulting or obtaining the approval of any officers of the Company in advance.

In addition, on November 9, 2020, the Board also established the Finance special committee. This special committee continues to operate and assists the Board in fulfilling its oversight responsibilities for matters relating to the Company’s financial strategy, capital allocation, liquidity position and financial policies and activities.

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Standing Committees of the Board

Audit Committee

Alejandra (Ale) Veltmann, Chair Douglas E. Brooks Julio M. Quintana William B. Roby

Our Audit Committee is composed entirely of independent directors pursuant to the applicable standards, including the heightened standards applicable to audit committee members. In addition to regularly scheduled meetings, the committee meets separately in executive sessions with representatives of our independent auditor, our independent reserves audit firms and our internal audit personnel. The Audit Committee approves the appointment and services of the independent auditor and reviews the general scope of audit and audit-related services, matters relating to internal controls and other matters related to accounting and reporting functions. The Audit Committee monitors the integrity of the financial statements of CRC. The committee oversees the Company’s compliance with ethical standards, and reviews material related party transactions. The Audit Committee additionally reviews and discusses CRC’s guidelines and policies with respect to risk assessment and risk management regarding major financial and other risk exposures (including cybersecurity risks) and the actions management has taken to ensure appropriate processes are in place to identify, manage, monitor, and control such exposures. The Board of Directors determined that all of the members of the Audit Committee are financially literate and have accounting or financial management expertise, each as required by the applicable NYSE listing standards. The Board of Directors also determined that Ms. Veltmann qualifies as an audit committee financial expert under the applicable rules of the Securities Exchange Act of 1934, as amended.

8 Meetings Held in 2022

Compensation Committee

James N. Chapman, Chair Andrew B. Bremner Nicole Neeman Brady

Our Compensation Committee is composed entirely of independent directors pursuant to the applicable standards, including the heightened standards applicable to compensation committee members. The committee is responsible for (i) determining compensation for our Chief Executive Officer and other executive officers, (ii) overseeing and approving compensation and employee benefit policies, (iii) reviewing and discussing with our management the Compensation Discussion and Analysis and related disclosure included in our annual proxy statement, and (iv) overseeing the evaluation of the performance of our executives. The Compensation Committee may delegate to its Chairperson or any subcommittee it may form some or all of its responsibility and authority for any particular matter as it deems appropriate from time to time under the circumstances. The Compensation Committee also has the authority to retain, compensate, direct, oversee and terminate legal counsel, compensation consultants and other experts and advisors hired to assist the Compensation Committee.

10 Meetings Held in 2022

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Nominating and Governance Committee

Julio M. Quintana, Chair James N. Chapman Alejandra (Ale) Veltmann

The Nominating and Governance Committee is composed entirely of independent directors. The committee makes proposals to the Board of Directors for candidates to be nominated by the Board of Directors to fill vacancies or for new directorship positions, if any, which may be created from time to time. The Nominating and Governance Committee develops and recommends a set of corporate governance guidelines to our Board of Directors and oversees the evaluation of our Board and its committees. Each year, the Nominating and Governance Committee determines which directors, if any, qualify as independent, disinterested or non-employee directors under applicable standards. The Nominating and Governance Committee periodically reviews the advisability or need for any changes in the Board committee structure, and recommends to the Board the composition of each Board committee.

5 Meetings Held in 2022

Sustainability Committee

William B. Roby, Chair Andrew B. Bremner Nicole Neeman Brady

Our Sustainability Committee is composed entirely of independent directors. The committee assists the Board in fulfilling its oversight responsibilities relating to sustainability for matters pertaining to the Company’s business, strategy, operations, performance or reputation. The committee reviews and discusses with management the status of strategies, objectives, issues, laws and regulations regarding matters relating to the Company’s operations; sustainability; and health, safety and environment (“HSE”). The committee reviews and discusses with management the Company’s programs on community engagement, diversity, inclusion, workplace culture, talent development and social responsibility. It also reviews our policies and programs designed to ensure (i) compliance with applicable laws and regulations, (ii) consistency with Company strategy, (iii) promotion of safe operations, sustainability and conservation of natural resources, and (iv) that timing requirements are set and achieved. The committee periodically reports to the Board of Directors with respect to operations, sustainability and HSE pertaining to the Company. The Sustainability Committee is responsible for reviewing and discussing the status of CRC’s ESG goals, including our Full Scope 2045 Net Zero Goal and our goals on methane reduction, freshwater usage reduction, leadership diversity, community giving and executive pay.

11 Meetings Held in 2022

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Special Committees of the Board

Special Committee on Finance

James N. Chapman, Chair Andrew B. Bremner Douglas E. Brooks

The Special Committee on Finance assists the Board in fulfilling its oversight responsibilities for matters relating to the Company’s financial strategy, capital allocation, liquidity position and financial policies and activities.

6 Meetings Held in 2022

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The Board’s Role in Risk Oversight

BOARD OF DIRECTORS Informed through committee reports and by the President and CEO about known risks to the Company’s strategy and business. Regularly reviews information regarding the Company’s credit, liquidity and operations, including the risks associated with each. COMPENSATION COMMITTEE Oversees the management of risks relating to the Company’s executive compensation plans and arrangements. AUDIT COMMITTEE Oversees financial risks and the ethical conduct of the Company’s business, including the steps the Company has taken to monitor and mitigate these risks, and reviews material related party transactions. NOMINATING AND GOVERNANCE COMMITTEE Manages risks associated with the independence of the Board of Directors and potential conflicts of interest. SUSTAINABILITY COMMITTEE Responsible for overseeing the management of risks relating to sustainability and health, safety and environment.

While the Company’s management is responsible for the day-to-day risk management process, the Board has ultimate responsibility for the oversight of the Company’s risk management, shaping effective corporate governance, and setting the right tone for integrity, ethics and culture, for the benefit of the Company’s stakeholders, including shareholders, and employees. The Board exercises direct oversight of strategic risks to the Company and the risk management process to ensure that it is properly designed, well-functioning and consistent with our overall corporate strategy, and also delegates certain risk areas to each of the Board committees.

BOARD OF DIRECTORS Informed through committee reports and by the President and CEO about known risks to the Company's strategy and business. Regularly reviews information regarding the Company's credit, liquidity and operations, including the risks associated with each. COMPENSATION COMMITTEE Oversees the management of risks relating to the Company's executive compensation plans and arrangements. AUDIT COMMITTEE Oversees finanacial risks, cybersecurity risks, and the ethical conduct of the Company's business, including the steps the Company has taken to monitor and mitigate these risks, and reviews material party transactions. NOMINATING AND GOVERNANCE COMMITTEE Manages risks associated with the independence of the Board of Directors and potential conflicts of interest. SUSTAINABILITY COMMITTEE Responsible for overseeing the management of risks relating to sustainability and health, safety and environment, including climate change.

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Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is now, or at any time since the beginning of 2022 has been, employed by or served as an officer of CRC or any of its subsidiaries or had any business relationship requiring disclosure with CRC or any of its subsidiaries. None of our executive officers is now, or at any time has been, since the beginning of 2022, a member of the compensation committee or board of directors of another entity one of whose executive officers has been a member of our Board of Directors or Compensation Committee.

Communications with Directors

Our Board of Directors welcomes communications from our stockholders and other interested parties. Communications to our Board of Directors, to any committee of our Board, or to any director in particular, should be sent to:

Board of Directors, committee name or director’s name, as appropriate

California Resources Corporation

Attention: Corporate Secretary

1 World Trade Center, Suite 1500

Long Beach, California 90831

We will forward all correspondence directly to the committee or individual director, as appropriate. Our independent directors approved our process for collecting and organizing stockholder communications to the Board of Directors.

If any stockholder or third party has a complaint or concern regarding accounting, internal controls over financial reporting or audit matters at CRC, they should send their complaint in writing to Ms. Veltmann, the Chair of the Audit Committee, at the address listed above.

Availability of Corporate Governance Documents

We are committed to good corporate governance. In furtherance thereof, the Board of Directors has adopted governance documents to guide the operation and direction of the Board and its committees, which include Corporate Governance Guidelines, a Business Ethics Policy (which applies to all directors and employees, including the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer) and charters for the Audit, Compensation, Nominating and Governance and Sustainability Committees. Each of these documents is available on our website (www.crc.com), and stockholders may obtain a printed copy, free of charge, by sending a written request to California Resources Corporation, Attention: Corporate Secretary, 1 World Trade Center, Suite 1500, Long Beach, California 90831. We will also promptly post on our website any material amendments to these documents and any waivers from the Business Ethics Policy for our directors and principal executive, financial and accounting officers.

Certain Relationships and Related Transactions

Policies and Procedures

Our Board of Directors adopted written policies regarding related party transactions. We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our Corporate Secretary’s office implements procedures to obtain information from the directors and executive officers with respect to related party transactions. The Audit Committee reviews and discusses with management and the independent registered public accounting firm any material related party transactions as defined by, and required to be disclosed under, the rules of the Securities and Exchange Commission (“SEC”) and the NYSE. Agreements that embody transactions that are material in amount or significance are filed with the SEC as required.

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Our Business Ethics and Corporate Policies prohibit significant conflicts of interest. Any waivers of these policies require approval by the compliance officer, or in the case of conflicts of our executive officers or directors, the Board of Directors. Under our Business Ethics and Corporate Policies, conflicts of interest generally are deemed to occur when private or family interests do not appear impartial, interfere or compete with the interests of our Company.

We have multiple processes for reporting conflicts of interests and related party transactions. Under our Business Ethics and Corporate Policies, all of our directors and employees are required to report any known or apparent conflict of interest, or potential conflict of interest, to their supervisors, the compliance officer, a member of the corporate compliance committee, our legal counsel, human resources, or the Board of Directors, as appropriate. As part of any review of any conflict of interest, potential conflict of interest or related party transaction, the following factors are generally considered:

•
the nature of the related person’s interest in the transaction;
•
the material terms of the transaction;
•
the importance of the transaction to the related person;
•
the importance of the transaction to us;
•
whether the transaction would impair the judgment of a director or executive officer to act or their ability to act in our best interest;
•
whether the transaction might affect a director’s independence under NYSE standards; and
•
any other matters deemed appropriate with respect to the particular transaction.

We also have other policies and procedures to prevent conflicts of interest and related person transactions. For example, the charter of our Nominating and Governance Committee requires that the committee members assess the independence of the non-management directors at least annually, including a requirement that it determine whether any such directors have a material relationship with us, either directly or indirectly, as defined therein and as further described above under “Director Independence Determinations.”

Related Party Transactions

There are no transactions or relationships with related persons since the beginning of our most recently completed fiscal year that are required to be disclosed.

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Environment, Social and Governance Goals

Environment, Social and Governance Goals

ENVIRONMENT

Carbon Management

CRC is committed to the transition in the energy sector. CRC adopted a Full-Scope 2045 Net Zero goal for Scope 1, 2 and 3 GHG emissions. This goal places CRC among a select few industry peers to include Scope 3 GHG emissions in their Net Zero goal. In addition, CRC’s 2045 goal targets a timeframe five years sooner than many other companies’ Net Zero goals and aligns CRC with the State of California’s 2045 net zero ambitions and is sooner than the 2050 goal set out by the Paris Agreement.

Sustainability Goals

In addition to our carbon management goal, CRC continues to advance our 2030 goals relating to water sustainability, methane reductions, and integrating renewables in our operations in order to reduce our Scope 1 and 2 GHG emissions. Finally, in addition to our carbon management goal and other sustainability goals, CRC continues to have internal targets for oil spill prevention rate and asset retirement obligation reductions.

SOCIAL

We view our workforce as an asset and the Board provides oversight over significant aspects of our human capital. Safety is a key value at CRC. As a result, CRC has adopted a 2023 Incident and Injury Rate internal target and a specific Diversity, Equity and Inclusion objective.

GOVERNANCE

The full Board, in addition to its committees, is responsible for overseeing our sustainability strategy, risk management and goals, including those related to carbon management, environmental stewardship, worker safety, and diversity, equity and inclusion in our oil and gas operations as well as our carbon management business. The Sustainability Committee assists the Board in fulfilling its oversight responsibilities relating to sustainability and climate-related matters pertaining to the Company’s business, strategy, operations, performance or reputation and is responsible for reviewing and discussing the status of ESG goals, risks, and regulations with management.

Compensation

We are proud to note that CRC’s ESG goals continue to be directly tied to the performance-based compensation of our employees, including executives and senior managers, further highlighting our standing commitment and dedication to a cleaner and more sustainable future for California. In fact, the Board has further emphasized the importance of achieving ESG goals by tying 30% of our management team’s annual incentive related to company performance to ESG related metrics.

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Audit Committee Report

Audit Committee Report

The Audit Committee of the Board of Directors of California Resources Corporation assists the Board in its oversight of corporate governance by overseeing the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. The Audit Committee approves the appointment and services of the independent registered public accounting firm, and monitors (1) the integrity of the financial statements of CRC; (2) the independent registered public accounting firm’s qualifications, independence and performance; (3) the effectiveness and performance of CRC’s internal audit function; (4) CRC’s system of disclosure controls and procedures, internal control structure over financial reporting and compliance with ethical standards; and (5) the compliance by CRC with legal and regulatory requirements related to financial statements.

The Board of Directors has determined that each of the members of the Audit Committee satisfies the standards of independence established under the SEC’s rules and regulations and listing standards of the NYSE. The Board of Directors has further determined that each of the members of the Audit Committee is financially literate and that Ms. Veltmann is an “audit committee financial expert” as defined by the rules and regulations of the SEC.

In connection with our financial statements for the year ended December 31, 2022, the Audit Committee has:

•
reviewed and discussed with management the audited financial statements contained in CRC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022;
•
discussed with CRC’s independent registered public accounting firm, KPMG LLP, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the Securities Exchange Commission;
•
received the written disclosures from KPMG LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence;
•
discussed with KPMG LLP its independence from CRC and members of its management;
•
considered any non-audit services in assessing auditor independence;
•
had executive sessions with KPMG LLP to provide them with the opportunity to discuss any other matters that they desired to raise without management present; and
•
had executive sessions with Ryder Scott Company and Netherland, Sewell & Associates, Inc., CRC’s independent reserves audit firms, to discuss the oil and gas reserves determination process and related public disclosures, and to provide them with the opportunity to discuss any other matters that they desired to raise without management present.

Based on the review and discussions with CRC’s management, independent registered public accounting firm and independent reserves audit firms, as set forth above, the Audit Committee recommended to CRC’s Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.

Audit Committee,

Alejandra (Ale) Veltmann, Chair

Douglas E. Brooks

Julio M. Quintana

William B. Roby

February 22, 2023

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Compensation Discussion and Analysis

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides a description of the elements and key features of our compensation program, as well as context and rationale for decisions made with respect to the compensation for our “named executive officers” or “NEOs” for the year ended December 31, 2022, who are identified below:

Name	Position as of December 31, 2022
Mark A. (Mac) McFarland	President and Chief Executive Officer
Francisco J. Leon	Executive Vice President and Chief Financial Officer
Jay A. Bys	Executive Vice President and Chief Commercial Officer
Shawn M. Kerns	Executive Vice President and Chief Operating Officer
Michael L. Preston	Executive Vice President, Chief Administrative Officer and General Counsel

In accordance with SEC rules, our NEOs were determined as of December 31, 2022 and are listed above with the titles that they held as of that date. After the end of the 2022 year, we announced that Mr. Leon would become our President and Chief Executive Officer, effective at the Annual Meeting. We are currently in an ongoing search for a Chief Financial Officer to succeed Mr. Leon. Information regarding 2023 compensation decisions that will be made for Mr. Leon and the eventual new Chief Financial Officer will be detailed within our CD&A within the proxy statement for our 2024 Annual Meeting of Stockholders.

Table of Contents

Compensation Discussion and Analysis	25	Compensation Committee Report	41
Compensation Objectives and Process	26
Executive Compensation Objectives	26	Executive Compensation Tables	42
Compensation Program Best Practices	26	Summary Compensation Table	42
Role of Compensation Committee	28	Grants of Plan-Based Awards	43
Role of Management	28	Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table	44
Role of Independent Compensation Consultants	28
Use of Compensation Data	28	Outstanding Equity Awards at December 31, 2022	45
Stockholder Outreach	28	Option Exercises and Stock Vested in 2022	45
Stockholder Approval of Executive Compensation	29	2022 Nonqualified Deferred Compensation Table	46
2022 Compensation Program	29	Potential Payments upon Termination or Change in Control	46
2023 Compensation Program Actions	38
Other Compensation and Benefits	38	CEO Pay Ratio	49
Other Compensation Matters	39	Pay Versus Performance Disclosures	50
Stock Ownership Guidelines	39
Clawback Policy	40	Director Compensation	53
Anti-Hedging and Anti-Pledging Policy	40	Program Objectives	53
Compensation Risk Management	40	Program Elements	53
Tax Considerations	40	2022 Compensation of Directors	54

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Compensation Discussion and Analysis

Compensation Objectives and Process

The purpose of our executive compensation program is to allow us to attract, retain, motivate and reward high-performing executives to maximize returns to our stockholders.

Executive Compensation Objectives

Our executive compensation objectives are to:

•
Motivate our executives to take actions that are aligned with our short- and long-term strategic objectives, appropriately balancing risk versus potential reward.
•
Provide a high percentage of senior executives’ pay based on performance to ensure the highest level of accountability to stockholders.
•
Offer an opportunity for performance-based pay to provide above market compensation when our performance exceeds our goals balanced by the risk of below market compensation when it does not.
•
Align executive and stockholder interests by having robust stock ownership guidelines, creating the most direct alignment of executive and stockholder interests.

Compensation Program Best Practices

Our executive compensation program is designed to incorporate compensation and governance best practices and is overseen by our Compensation Committee. Our short-term and long-term incentive plans are primarily performance-based and are intended to align with the short- and long-term best interests of stockholders. The Compensation Committee has engaged in best practices to further align executive pay with Company performance and to ensure good governance in the following ways:

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Compensation Discussion and Analysis

WHAT WE DO We pay for performance. A significant portion of the compensation of our named executive officers is directly linked to the Company’s performance, by way of a compensation structure that includes performance-based annual and long-term incentive awards. We are stockholder-aligned. Annual and long-term incentive awards are based on performance measures that are aligned with the creation of value for our stockholders. All of the outstanding long-term incentive awards for our named executive officers are stock-based. We have “double trigger” change in control provisions. Our change in control arrangements for named executive officers require both the occurrence of a change in control event and termination of employment before applicable vesting of awards occurs. We provide market-competitive compensation. Our compensation program is competitive within our industry and recognizes evolving governance practices, which allows us to attract and retain key talent. We have stock ownership requirements. We maintain stock ownership guidelines for our named executive officers and stock grant delivery mechanics for our directors that require meaningful stock ownership in the Company. We have a clawback policy. Our Compensation Recoupment and Clawback Policy allows the Company to require reimbursement of incentive compensation in certain circumstances. We seek independent advice. The Compensation Committee retains an independent advisor to review executive compensation and provide advice to the Compensation Committee.

WHAT WE DON'T DO We do not allow hedging or pledging. Our Insider Trading Policy prohibits certain transactions involving our stock, including hedging and pledging. We do not allow the repricing of stock options. Our equity incentive plan prohibits the repricing or backdating of stock options. We do not offer enhanced retirement benefits. Our nonqualified defined compensation plan provides resotrative, but not enhanced, retirement benefits for executives. We do not encourage excessive risk or inappropriate risk taking through our incentive programs. Our plans do not motive executives to engage in activities that create excessive or inappropriate risk for the Company.

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Compensation Discussion and Analysis

Role of Compensation Committee

Our executive compensation program is overseen by our Compensation Committee, with input from our management and outside compensation consultants. In its oversight role, the Compensation Committee is responsible for making compensation decisions involving our CEO and other executive officers and evaluating performance for compensatory purposes.

Role of Management

Members of our executive management team, including our President and CEO and our Vice President of Compensation and Benefits, provided input to the Compensation Committee with respect to executive compensation, key job responsibilities, achievement of performance objectives and compensation program design. We believe these individuals provide helpful support to the Compensation Committee in these areas given their understanding of our business and personnel, compensation programs and competitive environment. The Compensation Committee is not obligated to accept management’s recommendations with respect to executive compensation matters and meets in executive session to discuss such matters outside of the presence of our management. During 2022, the Compensation Committee held five executive sessions.

Role of Independent Compensation Consultants

The Compensation Committee retained Lyons Benenson & Company Inc. (“LB&Co”), after considering all factors relevant to LB&Co’s independence from our management and members of our Compensation Committee and determining that it was independent and without conflicts of interest under the Securities and Exchange Commission rules and the NYSE Listed Company Manual standards. LB&Co advised the Compensation Committee beginning immediately following our emergence from bankruptcy in 2020.

Use of Compensation Data

During 2022, our Compensation Committee analyzed the comparative total compensation of our executive officers. To facilitate this analysis, LB&Co provided the Compensation Committee with comparative Peer Group compensation data that included base salaries, annual incentive opportunities, and long-term incentive opportunities. This information reflected recent publicly available information and other market data for our selected peer companies listed below, which are within the same Global Industry Classification Standard (GICS) Sub-Industry classification and are of similar size and/or have similar geographic operating locations as the Company. We believe that it provided our Compensation Committee with a sufficient basis to analyze the comparative total compensation of our executive officers.

We adjusted our Compensation Peer Group down to 15 companies in 2022 due primarily to mergers among our 20 Peer Group companies from 2021. Devon Energy Corporation and WPX Energy, Inc. merged, resulting in a company that is much larger than CRC, so we removed them from the Peer Group. Cabot Oil & Gas Corporation and Cimarex Energy Co. merged to form Coterra Energy Inc. QEP Resources merged with Diamondback Energy, Inc. We removed Berry Corporation due to its smaller size than CRC.

2022 Compensation Peer Group Companies
Antero Resources Corporation	Callon Petroleum Company	CNX Resources Corporation
Continental Resources, Inc.	Coterra Energy Inc.	Denbury Inc.
Diamondback Energy, Inc.	Marathon Oil Corporation	Matador Resources Company
Murphy Oil Corporation	PDC Energy, Inc.	Range Resources Corporation
SM Energy Company	Southwestern Energy Company	Whiting Petroleum Corporation

2014 SPIN-OFF √ Occidental determines executive compensation in effect at Spin-off 2015 √ CRC Compensation Committee selects new peer group and designs compensation program 2016 √ Compensation Committee reduces base salaries by 10% during severe downturn √ Compensation Committee applies negative discretion and reduces annual incentive payouts due to severe business conditions √ Compensation Committee reduces long-term incentive grant date values in anticipation of market movement during severe downturn 2017 √ Compensation Committee changes long-term incentive to address retention concerns and equity burn rate with cash-based performance award 2018 √ Compensation Committee selects expanded peer group for 2018 √ Compensation Committee reduces qualitative portion of annual incentive √ Compensation Committee changes long-term performance award to equity-based 2019 √ Compensation Committee reduces number of metrics under Annual Incentive to provide greater focus on key objectives √ Compensation Committee changes long-term performance award metrics to include a relative Total Shareholder Return metric

Stockholder Outreach

We value feedback regarding our governance and executive compensation practices and reached out to shareholders holding a substantial majority of our shares in 2022 to solicit any feedback on our governance and compensation programs. We sought to learn, in particular, any stockholder concerns regarding the

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Compensation Discussion and Analysis

significant changes we made to our compensation program in 2021 to ensure that we share this feedback with the Compensation Committee and consider those concerns in designing our compensation programs going forward. Stockholders who participated in our engagement efforts in 2022 were invited to meet with members of our senior management and, in some cases, the Chair of our Board.

Feedback from stockholders who engaged was positive regarding the changes we made with our 2022 compensation program, particularly with the majority of the program comprised of performance-based incentives. Stockholders offered suggestions regarding the structure of short and long-term incentives and metrics the Company should consider, including absolute total shareholder return ("TSR") modified by TSR relative to an index like the XOP index. Stockholders also expressed their preference for rigorous quantitative, rather than qualitative incentive goals. Feedback gathered at these meetings was shared with Board and specifically taken into consideration by the Compensation Committee in the formulation of the Company’s 2023 compensation program, as discussed in the 2023 Compensation Program Actions section below.

We intend to continue engaging with stockholders in 2023 to solicit feedback to ensure that our governance and executive compensation practices align with stockholders’ expectations.

Stockholder Approval of Executive Compensation

Our stockholder advisory vote in 2022 on our 2021 executive compensation program resulted in a 93% approval of such compensation by stockholders.

In developing our executive compensation programs, the Compensation Committee considers the results of the advisory vote on executive compensation, feedback gathered from shareholder outreach meetings and many other factors, including the Compensation Committee's assessment of the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by LB&Co, and review of data relating to pay practices of our compensation peer group. However, no specific changes were made to our 2022 executive compensation program due solely to the last positive stockholder approval vote we received in 2022.

2022 Compensation Program

Continuation of the Program Initiated in 2021

The Compensation Committee initiated a new compensation program in 2021, following our emergence from bankruptcy in late 2020. With consultation from LB&Co, the Compensation Committee created a market competitive compensation structure for 2021 consisting of base salaries, annual incentives and long-term incentives to motivate and retain our executives. The new compensation program included long-term incentive emergence grants which were multi-year sized to immediately align our executives’ compensation with shareholder interests in a meaningful way, recognizing that all of their prior equity of the Company was eliminated by the bankruptcy.

For 2022, the Compensation Committee continued the compensation program initiated in 2021 by keeping salaries and annual incentive targets at the 2021 levels. In addition, the NEOs were not granted long-term incentive awards during 2022, since they received the multi-year emergence grants in 2021.

Recent Financial Measures as of 11/24/2020 ($ Millions) Company Reported 12 Months Revenues Market Cap Total Assets Total Economic Value Antero Resources Corporation $3,255.0 $1,179.5 $13,349.7 $7,315.1 Berry Corporation $468.7 $344.5 $1,446.5 $690.1 Cabot Oil & Gas Corporation $1,455.6 $7,186.4 $4,419.3 $8,382.6 Callon Petroleum Company $891.8 $402.7 $4,937.3 $3,631.7 Cimarex Energy Co. $1,817.0 $3,865.8 $4,606.0 $5,866.0 CNX Resources Corporation $1,121.9 $2,243.0 $8,129.2 $4,837.7 Continental Resources, Inc. $2,750.8 $6,307.1 $14,728.2 $12,298.8 Denbury Inc. $864.3 $1,012.5 $1,677.9 $1,167.8 Devon Energy Corporation $4,335.0 $5,852.5 $10,326.0 $8,820.5 Diamondback Energy, Inc. $2,992.0 $7,446.8 $18,760.0 $14,331.8 Marathon Oil Corporation $3,532.0 $5,091.6 $18,663.0 $10,039.6 Matador Resources Company $841.2 $1,362.3 $3,786.2 $3,443.0 Murphy Oil Corporation $2,081.2 $1,755.6 $10,469.4 $5,480.3 PDC Energy, Inc. $1,091.0 $1,876.2 $5,332.5 $3,610.3 QEP Resources, Inc. $846.1 $428.7 $5,236.7 $2,067.6 Range Resources Corporation $1,854.7 $1,885.5 $6,012.9 $5,004.7SM Energy Company $1,205.3 $527.0 $5,122.3 $2,906.8 Southwestern Energy Company $2,274.0 $2,256.9 $4,157.0 $4,751.9 Whiting Petroleum Corporation $900.7 $822.7 $2,098.5 $1,227.0 WPX Energy, Inc. $2,096.0 $4,409.8 $9,501.0 $7,439.8 Peer Companies 20 Prior Peers 14 Median $1,636.3 $1,880.8 $5,284.6 $4,921.2 Mean $1,832.0 $2,812.9 $7,638.0 $5,665.7 Minimum $468.7 $344.5 $1,446.5 $690.1 Maximum $4,335.0 $7,446.8 $18,760.0 $14,331.9 California Resources Corporation $1,821.0 $1,527.3 $4,856.0 $2,940.3 Percentile 53.1% 39.0% 35.5% 21.3% Percent to Median 111.3% 81.2% 91.9% 59.7%

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Compensation Discussion and Analysis

Base Salaries

The Compensation Committee made no changes to the base salaries of the NEOs during 2022. The NEO’s salaries were initially set by the Compensation Committee in 2021 based on the scope of job responsibilities, internal alignment and position relative to peer group compensation data.

Name	2022 Base Salary	Base Salary Effective Date
Mark A. (Mac) McFarland	$850,000	March 22, 2021
Francisco J. Leon	$500,000	January 25, 2021
Jay A. Bys	$500,000	May 1, 2021
Shawn M. Kerns	$500,000	January 25, 2021
Michael L. Preston	$500,000	January 25, 2021

Annual Incentive Program ("AIP")

AnnuaI Incentive Targets

The annual incentive targets for our NEOs were initially set in 2021, based on the Compensation Committee’s review of the 2021 Peer Group market data with further consideration given to internal alignment. The following 2022 annual incentive targets approved by the Compensation Committee in February 2022 continued the program initiated in 2021:

Name	2022 Annual Incentive Target (as a % of Annual Base salary)
Mark A. (Mac) McFarland	120%
Francisco J. Leon	100%
Jay A. Bys	100%
Shawn M. Kerns	100%
Michael L. Preston	100%

Payouts under the AIP can range from 0% to 200% of the annual incentive target for an individual. Payout of 80% of the annual incentive target amount is based on the AIP Scorecard metrics and 20% is based on the Committee’s assessment of an NEO’s individual performance.

AIP Scorecard Metrics

In February 2022, the Compensation Committee established the scorecard for the 2022 AIP to incentivize the AIP participants to undertake actions and invest capital to achieve sustainable long-term value for CRC. The construct of the AIP recognized the material impact that fluctuations in commodity prices have on CRC’s financial measures including adjusted EBITDAX and before-tax free cash flow. As such, while any AIP program cannot eliminate the impact of such fluctuations, the AIP includes metrics related to capital efficiency and cost controls, as well as the Company’s asset retirement obligations. Further, the importance of ESG-related metrics was highlighted by increasing that portion of the AIP scorecard opportunity to 30%.

The Compensation Committee has adopted a policy whereby management’s ability to achieve a maximum payout under the AIP should be due to the achievement of extraordinary results, whether via financial performance or the other non-financial metrics incorporated into the AIP, with a goal to lessen the impact of commodity price volatility on AIP payouts.

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Compensation Discussion and Analysis

2021 Annual Incentive Program Scorecard Actual 2021 Results Performance Measure (1) Weight Threshold (50% Payout) Target (100% Payout) Maximum (200% Payout) Measure Outcome Unweighted Measure Payout Weighted Bonus Payout Cost Savings 25% $50 MM $75 MM $100 MM $53 MM 56% 14.0% Adjusted EBITDAX 25% 488 MM $528 MM $750 MM $880 MM 200% 50.0% Free Cash Flow 25% $115 MM $165 MM $370 MM $458 MM 200% 50.0% Capital Efficiency 10% $22,670 $19,269 $14,918 $14,851 200% 20.0% ARO Strategy Approval 7.5% ByQ4 ByQ3 by!3 (with PV savings identified of >$50 MM) Completed Q3 (with PV savings) 200% 15.0% HSE/ESG: Combined IIR 2.5% 0.60 0.50 0.40 0.43 170% 4.25% Spill Prevention Rate 2.5% 99.9994% 99.9996% 99.9998% 99.9997% 150% 3.75% Strategic ESG Initiative Milestones 2.5% 2 of 4 3 of 4 4 of 4 4 of 4 200% 5.0% Total Scorecard Result 162.00%

(1)
Descriptions of the performance measures are as follows:

2022 Annual Incentive Program Scorecard Actual 2022 Results Performance Measure (1) Weight Threshold (50% Payout) Target (100% Payout) Maximum (200% Payout) Measure Outcome Unweighted Measure Payout Weighted Measure Payout Financial Results Adjusted EBITDAX 25% $720 MM $834 MM $948 MM $871 MM 133% 31.1% Before-Tax Free Cash Flow 25% $275 MM $336 MM $397 MM $360 MM 139% 34.8% E&P Cost Management E&P Capital Efficiency 10% $27,031 $22,977 $19,980 $28,811 0% 0% E&P Controllable Costs 10% $909 MM $894 MM $879 MM $1,003 MM 0% 0% ESG Carbon Management—EPA Permit Applications 2.5% 50 MT of new EPA permit applications submitted 80 MT of new EPA permit applications submitted 110 MT of new EPA permit applications submitted 100 MT 167% 4.2% Carbon Management–DOE Funding Request .2.5% Prepare DOE funding request Submit DOE funding request by year end Submit DOE funding request by Q3 Maximum 200% 5.0% Carbon Management–Emissions Deals 5% 1 deal with agreed terms & conditions and minimum 250,000 TPA 1 deal with agreed terms & conditions and minimum 500,000 TPA 2 deals with agreed terms & conditions or minimum 750,000 TPA Maximum 200% 10% Environmental–Scope 1 & 2 Emissions 2.5% Develop plan for 0.7 MTPA reduction of Scope 1 & 2 emissions from 2020 baseline by 2045 Plan for 0.7 MTPA reduction of Scope 1 & 2 emissions from 2020 baseline by 2045 approved by Senior Management by year end Plan for 0.7 MTPA reduction of Scope 1 & 2 emissions from 2020 baseline by 2045 approved by Senior Management by Q3 Maximum 200% 5.0% Environmental–Methane Emissions 2.5% Plan for 30% reduction from 2020 baseline by 2030 approved by Senior Management Plan for 30% reduction from 2020 baseline by 2030 approved by Senior Management and Install 5 pilot reduction devices Plan for 30% reduction from 2020 baseline by 2030 approved by Senior Management and Install 5 pilot reduction devices and Develop multi-year execution plan with cost estimates approved by Senior Management for implementation in 2023 Maximum 200% 5.0% Environmental-Freshwater Usage 2.5% Identify freshwater metering and reporting improvements, or Install required metering and develop action plan Identify freshwater metering and reporting improvements, and Install required metering by Q3 and develop action plan, and Develop reporting system to track freshwater usage Identify freshwater metering and reporting improvements, and Install required metering by Q3 and develop action plan, and Contract for and initiate survey of water lines and Complete estimate for conversion to air cooling for EHP Maximum 200% 5.0% Environmental-ARO Efficiency 5% 10% reduction of average P&A well costs vs. 2021 15% reduction of average P&A well costs vs 2021 20% reduction of average P&A well costs vs. 2021 18.7% 174% 8.7% Environmental-Spill Prevention Rate 2.5% 99.9994% prevention (<250 bbls unrecovered) 99.9998% prevention (<80 bbls unrecovered) 99.9999% 200% 5.0% Safety-Combined IIR 2.5% 0.55 0.45 0.40 0.62 0% 0.0% Social-Diversity, Equity & Inclusion 2.5% n/a Complete diversity training for entire employee population before year-end Complete diversity training for entire employee population before year-end, establish DEI Executive Council by Q2, and review and update recruiting and advancement processes to support our long-term DE&I goals by Q3 Maximum 200% 5.0% Total Scorecard Result 120.8%

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Compensation Discussion and Analysis

Performance Measure	Description
Adjusted EBITDAX

Adjusted EBITDAX is based on earnings before interest expense; income taxes; depreciation, depletion and amortization; exploration expense; other unusual, infrequent and out-of-period items; and other non-cash items. Excludes significant, unusual or non-recurring items, differences between the payout and the budgeted amounts for annual and long-term incentive awards and non-cash gains/losses related to the mark to market of our hedging contracts.

Target level was set based on the approved 2022 management plan, which includes a $42 million stretch increase.

Before-Tax Free Cash Flow

Before-Tax Free Cash Flow is calculated as Adjusted EBITDAX minus cash paid for interest, asset retirement obligations (excluding Cat Canyon), capital expenditures and adjusting up or down for working capital changes during the year. Excludes significant, unusual or non-recurring items, differences between the payout and the budgeted amounts for annual and long-term incentive awards and non-cash gains/losses related to the mark to market of our hedging contracts and cash income taxes.

Target level was set based on the approved 2022 management plan, which includes a $42 million stretch increase.

E&P―Capital Efficiency

E&P Capital Efficiency is the ratio of total 2022 E&P capital expenditures divided by 30-day peak initial production (“IP”) of new wells added during the year from drilling, workover, and exploration capital. Includes facility and corporate capital. Excludes capital for carbon management business.

Target level was based on approved 2022 management plan budgeted capital, which includes a $10 million stretch reduction.

E&P―Controllable Costs, Non-Energy Cost Savings

E&P Controllable Costs, Non-Energy Cost Savings includes operating costs, general and administrative expenses and capital investment before certain non-controllable costs including purchased natural gas and electricity, non-cash stock-based compensation expense and severance. Excludes carbon management business costs.

Target level was based approved 2022 management plan, which includes a $35 million stretch decrease.

Carbon Management― EPA Permit Applications	Submission of permit applications for Carbon TerraVault storage to make progress toward our Full Scope 2045 Net Zero goal.
Carbon Management― DOE Funding Request	Submission of Department of Energy funding request for an ESG project to make progress toward our Full Scope 2045 Net Zero goal.
Carbon Management― Emission Deals	Agreed terms and conditions on Carbon TerraVault deals to make progress toward our Net Zero Greenhouse Gas Emission goal.
Environmental― Scope 1 & 2 GHG Emissions	Study, outline and define a path to reduce Scope 1 & 2 GHG emissions 0.7 million tons per year by 2045 to make progress toward our Full Scope 2045 Net Zero goal.
Environmental― Methane Emissions	Develop a detailed plan to reach a 30% methane reduction by 2030 and pilot installation of methane reduction pneumatic devices to make progress toward our Full Scope 2045 Net Zero goal.
Environmental― Freshwater Usage

Identify freshwater metering and reporting improvement opportunities and/or install required metering and develop a detailed action plan to further our freshwater usage reduction goal to meet our environmental stewardship commitments.

Environmental― ARO Efficiency

Execute our 2021 Optimized Asset Retirement Obligation (ARO) Strategy and achieve Plugging and Abandonment (P&A) cost savings which can be utilized to accelerate further elimination of idle wells to meet our idle well plugging and abandonment objectives.

Environmental― Spill Prevention Rate

Difference between barrels of oil equivalent produced and net unrecovered volume of reportable spill of crude oil or condensate, as a percent of barrels of oil equivalent produced to meet our environmental stewardship objectives.

Safety― Combined IIR	Combined Injury and Illness Incident Rate of employees and contractors to promote the health and safety of our workers.
Social― Diversity, Equity and Inclusion

To foster diversity, equity and inclusion (DE&I), provide DE&I training and ensure that all employees (excluding those on leaves of absence or hired within the last 30 days) have taken the training by year end. Stretch goal includes creation of a DE&I executive council to support our long-term DE&I goals by reviewing and updating our recruitment and advancement processes.

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Compensation Discussion and Analysis

Individual NEO Payout Considerations

The Compensation Committee considered the contributions of the management team and assessed the overall performance to be exceptional. The Compensation Committee considered the contributions of each NEO and determined payouts ranging from 115% to 175% for the individual portions of the AIP were appropriate for the NEOs’ contributions to the Company’s overall performance in 2022.

Highlights of the 2022 performance achieved and considered for Mr. McFarland included:

•
Strong financial results, delivered $852 million adjusted EBITDAX, $690 million operating cash flow, $311 million free cash flow
•
Established CRC as a leader in low-carbon intensity E&P and Carbon Management Business (CMB)
•
Significantly advanced the CMB
o
Formed an industry-leading joint venture, the CTV JV, with Brookfield Renewable, providing ability to self-fund the CMB
o
Signed a first-of-a-kind Carbon Dioxide Management Agreement (CDMA) for Blue Hydrogen projects
o
Developed a prospect pipeline of more than 30 MMTPA and more than 20 counterparties
•
Increased shareholder returns by expanding Share Repurchase Program (SRP) up to $850 million and increasing the quarterly dividend, delivered $372 million to shareholders during 2022
•
Successfully communicated our “Different Kind of Energy Company” to investors
o
Increased sell-side coverage to 8 analysts, all with buy ratings as of year-end 2022
o
Increased ESG fund investors to more than 50 in 2022 from 33 in 2021
•
Delivered average daily net production of 91 mboe/d despite California regulatory and permitting challenges

In addition to their contributions to the strong financial results, the following performance highlights were considered by the Compensation Committee in determining the individual portion of the AIP:

For Mr. Leon –

•
Executed CTV Joint Venture with Brookfield which provided pore space value marker and ability to self-fund CMB business, developed CTV economic/financial framework
•
Maintained Company financial health while delivering strong shareholder returns through SRP and quarterly dividend
•
Actively engaged with investors and analysts to communicate strategic direction, met with more than 150 firms, attended 20 investor conferences and 10 sell-side events
•
Increased business flexibility through negotiation of amendments to the Company's revolving credit facility that (1) increased the Company's capacity to pay dividends and repurchase shares and (2) reduced mandated hedging requirements
•
Completed asset divestitures as part of E&P asset rationalization

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Compensation Discussion and Analysis

For Mr. Bys –

•
Pivoted the strategic focus of the commercial side of the CCS business towards on-site, greenfield emitters in order to drive more immediate returns following the passage of California SB 905
•
Expanded the scope of the CCS business line to now include opportunities for equity participation and utility sales where coincident with CRC operations and production
•
Substantially reduced the risk profile of the 2023-forward crude revenue stream through modified physical contracting process and application of modified risk management tools
•
Materially de-risked the go-forward physical crude and natural gas marketing efforts through identification and development of secondary paths to market
•
Operationalized price signal-driven contracting between marketing and operations to create more dynamic responses to market conditions
•
Advanced suitable BTM solar development opportunities while rationalizing further investments in FTM opportunities

For Mr. Kerns –

•
Managed safe and compliant statewide operations with no major spills, although had challenges with worker safety that were successfully mitigated in the second half of the year
•
Delivered average daily net production of 91 mboe/d despite California regulatory and permitting challenges
•
Mitigated significant inflationary pressures over 2021 levels on controllable non-energy and non-rig operating costs through improved processes and vendor negotiations, although cost targets were exceeded
•
Improved diversity across Operations leadership to 35% female representation
•
Implemented all strategic AIP scorecard facilities-related ESG methane and water projects
•
Advanced the use of new technology innovation to manage capital costs and improve production

For Mr. Preston –

•
Provided legal leadership for CCS initiatives, including Brookfield JV, CDMA deals and Federal funding opportunities
•
Implemented Government and Public Affairs plans to highlight CRC’s CCS business, including through specific outreach to legislators, media interviews and other speaking opportunities, and digital advertising
•
Raised awareness of CRC’s CCS initiatives in Washington D.C. at Department of Energy and Congressional committee level and with California delegation
•
Implemented DEI initiatives including diversity training for the entire employee population and updated recruitment and advancement processes to enhance diversity

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Compensation Discussion and Analysis

•
Improved leadership communication and training/development initiatives, resulting in higher employee engagement survey scores at year end 2022
•
Implemented cybersecurity and data protection program, developed new incident response plan integrated with Operations emergency response plans
•
Addressed challenges from legislative and regulatory initiatives aimed at the upstream industry

AIP Payouts

The following table shows the calculation of the 2022 AIP payouts, based on the AIP scorecard result of 120.8% and the individual portion result described above:

Approved Payouts 80% Scorecard Portion 20% Individual Performance Portion Total Payout Name Base Salary Target Bonus % Target Bonus $ Scorecard Payout 120.8% Individual Payout Percent Individual Portion Payout Approved Payout Name Mark A. (Mac) McFarland $850,000 120% $1,020,000 $958,728 148% $301,920 $1,287648 Francisco J. Leon $500,000 100% $500,000 $483,200 175% $175,000 $658,200 Jay A. Bys $500,000 100% $500,000 $483,200 140% $140,000 $623,200 Shawn M. Kerns $500,000 100% $500,000 $483,200 115% $115,000 $598,200 Michael L. Preston $500,000 100% $500,000 $483,200 150% $150,000 $633,200

Long-Term Incentive Grants

We did not grant any long-term incentives to our NEOs in 2022. Please see the table below titled “Outstanding Equity Awards at December 31, 2022” for a description of the outstanding equity-based awards that were held by our NEOs during the 2022 year, and the table below titled “Option Exercises and Stock Vested in 2022” for a description of the NEO equity-based awards that vested during the 2022 year.

CALIFORNIA RESOURCES CORPORATION 35

2023 PROXY STATEMENT

Compensation Discussion and Analysis

Linkage Between Pay and Performance

Our 2022 Compensation Program consisted of base salary and an annual incentive opportunity. Although we did not grant long-term incentives during 2022, the performance-based portion of our multi-year emergence equity grants covered the three-year period that began in 2021. The program for 2022 was designed to link the pay realized by our executives to the performance against AIP scorecard metrics designed to enhance the performance of CRC and the returns to our stockholders.

The pay mix at target values for our CEO and other NEOs under the 2022 Compensation Program was substantially performance-based.

2022 PAY MIX OF CEO 45% salary 55% annual incentive 46% 55% at risk 2022 AVERAGE PAY MIX OF NEOs OTHER THAN CEO 50% salary 50% annual incentive 50% at risk

CALIFORNIA RESOURCES CORPORATION 36

2023 PROXY STATEMENT

Compensation Discussion and Analysis

Employment Agreements

In 2021, the Company entered into various employment agreements with the CEO and other NEOs, as summarized below. The Compensation Committee believes it is the best interests of stockholders to have agreements in place to help retain the CEO and other NEOs. These agreements also protect Company interests and ensure that covered executives can execute their duties in the best interests of stockholders without personal bias by providing change in control protections in the event a transaction that is in the best interests of stockholders would result in their termination of their employment.

CEO

Mr. McFarland was named Interim CEO following the departure of our prior CEO on December 31, 2020. We entered an agreement with Mr. McFarland (the “Interim CEO Agreement”) that provided for a fee of $175,000 per month for his services as an independent contractor while he served as our Interim CEO. During the period he served as Interim CEO, he did not receive cash retainer fees for serving on our Board.

Effective March 22, 2021, the Board named Mr. McFarland President and CEO, removing his previous interim title. In connection with Mr. McFarland’s appointment, the Company and Mr. McFarland entered into an Employment Agreement (the “CEO Employment Agreement”). The CEO Employment Agreement provided for a two-year term, during which either the Company or Mr. McFarland may terminate the employment relationship for any or no reason (such two-year or earlier period, the “Term”). The parties may mutually agree to extend the Term for additional one-year periods, but if the parties do not make such an agreement the CEO Employment Agreement will terminate pursuant to its terms on March 22, 2023. As previously announced, Mr. McFarland will step down as CEO effective at the Annual Meeting in 2023. Therefore, the CEO Employment Agreement will not be renewed and will terminate according to its terms on March 22, 2023. Pursuant to the CEO Employment Agreement, during the Term, Mr. McFarland will receive an annualized base salary of $850,000, will be covered under the Company’s directors and officers liability insurance and will be eligible (i) to receive an annual cash bonus with a target value of 120% of his base salary (reduced for 2021 by the difference, if any, between the amount of fees earned by Mr. McFarland from January 1, 2021 to March 21, 2021 for his service during such period as Interim Chief Executive Officer and the amount of base salary that would have been paid to Mr. McFarland during such period pursuant to the CEO Employment Agreement had such agreement been in effect January 1, 2021), (ii) to participate in those benefit plans and programs of the Company available to similarly situated executives and (iii) commencing in 2023, to receive annual long-term incentive awards under the Company’s 2021 Long Term Incentive Plan (the “LTIP”) with a grant target value of not less than 588% of his base salary as in effect on the applicable grant date. Mr. McFarland also received an initial long-term incentive award consisting of PSUs with a grant target value of $7,993,870 (the “Initial PSUs”) and RSUs with a grant date value of $6,291,692 (the “Initial RSUs”), in each case, under the LTIP in connection with his appointment as President and Chief Executive Officer of the Company.

The CEO Employment Agreement also provides for certain severance payments and benefits to be provided to Mr. McFarland upon his termination of employment by the Company under various scenarios as further detailed in the Potential Payments upon Termination or Change in Control section of the Executive Compensation Tables which follow. However, under the terms of the CEO Employment Agreement, Mr. McFarland will not receive any severance payments as a result of the non-renewal and termination of the CEO Employment Agreement on March 22, 2023, described above.

Other NEOs

On June 8, 2021, the Company entered into employment agreements with each of Messrs. Leon, Bys, Kerns and Preston (each an “Employment Agreement”) that was effective for the 2022 year. Each Employment Agreement provides for an initial one-year term and will automatically renew for an additional one-year term on each anniversary unless the Company or the executive provides 90 days’ written notice to the other that no such automatic renewal shall occur. However, either the Company or the executive may terminate the employment relationship for any or no reason at any time during the initial one-year term or any renewal term. Pursuant to each Employment Agreement, each executive will receive an annualized base salary of $500,000, will be covered under the Company’s directors and officers liability insurance and will be eligible (i) to receive an annual cash bonus with a target value of 100% of his base salary, (ii) to participate in those benefit plans and programs of the Company available to similarly situated executives and (iii) commencing in 2023, to receive annual long-term incentive awards under the LTIP with a grant target value of not less than 220% of his base salary as in effect on the applicable grant date. As noted within the 2023 Compensation Program Actions section below, we amended Mr. Leon’s employment agreement to reflect his promotion to President and Chief Executive Officer.

CALIFORNIA RESOURCES CORPORATION 37

2023 PROXY STATEMENT

Compensation Discussion and Analysis

Each Employment Agreement also provides for certain severance payments and benefits to be provided to the executive upon his termination of employment by the Company under various scenarios as further detailed in the Potential Payments upon Termination or Change in Control section of the Executive Compensation Tables which follow.

2023 Compensation Program Actions

Base Salaries

The Compensation Committee expects to provide base salary adjustments for the NEOs in 2023 based on updated peer market data and changes in internal alignment and responsibilities.

Annual Incentive Program

In February 2023, the Compensation Committee approved the scorecard metrics for the 2023 Annual Incentive Program. In addition to metrics related to financial performance and cost management, 30% of the 2022 scorecard weighting relates to ESG-related carbon management, environmental stewardship, and worker safety goals.

Long-Term Incentive Grants

There were no long-term incentive awards granted to the NEOs in 2022 since they were granted multi-year sized long-term incentive awards in 2021 to immediately align the NEOs compensation opportunities with our new shareholder interests and establish the retention value of multi-year equity grants. The Compensation Committee resumed granting long-term incentive awards to the NEOs in 2023, consisting of 40% time-based restricted stock units and 60% performance stock units with payouts subject to absolute TSR and relative TSR goals compared to the XOP Index, as suggested in feedback from our stockholder outreach.

2023 Employment Agreement

Mr. Leon’s employment agreement was amended in the 2023 year to reflect his promotion to President and Chief Executive Officer (the “2023 Agreement”). Information regarding the 2023 Agreement with respect to Mr. Leon's new position has been summarized within our Annual Report, including base salary, incentive compensation opportunities, and potential severance and change in control provisions.

Other Compensation and Benefits

In addition to the components of the executive compensation program described above, we provided the following programs to our NEOs during the 2022 year.

Qualified Defined Contribution Plan – All of our employees, including our NEOs, were eligible to participate in a tax-qualified, defined contribution plan. The defined contribution plan provided for periodic cash contributions by us based on annual employee cash compensation and employee-elected deferrals. Employees were permitted to contribute into the plan a percentage of their annual salary and bonus up to the annual limit set by the Internal Revenue Service (“IRS”). Employees were able to direct their account balances to a variety of investments.

Nonqualified Defined Contribution Plans – All employees, including our NEOs, whose participation in our qualified defined contribution plan was limited by applicable tax laws were eligible to participate in our supplemental savings plan (the “SSP”), a nonqualified defined contribution plan, which provided additional retirement benefits outside of those limitations.

Annual allocations for each participant were generally intended to restore the amounts that would have been contributed to our qualified defined contribution plan but for certain tax law limitations, and certain employer allocations were subject to a vesting schedule that required the completion of three years of service. Vested account balances will be payable following separation from service.

Interest on SSP account balances was allocated monthly to each participant’s account based on the yield on five-year U.S. Treasury Constant Maturities plus 2% converted to a monthly allocation factor.

CALIFORNIA RESOURCES CORPORATION 38

2023 PROXY STATEMENT

Compensation Discussion and Analysis

In addition, we sponsored a supplemental retirement plan (the “SRP II”), which was established for purposes of the assumption by us of certain liabilities under the Occidental Petroleum Corporation Supplemental Retirement Plan II, including those for Messrs. Leon, Kerns and Preston. All account balances under the SRP II were fully vested at all times and are credited with interest on a monthly basis based on the yield on five-year U.S. Treasury Constant Maturities plus 2% converted to a monthly allocation factor. No additional allocations were made under the SRP II other than the crediting of interest.

In order to provide greater financial planning flexibility to participants while not increasing costs under the plan, the SRP II allowed in-service distribution of a participant’s account at a specified age, but not earlier than age 60, as elected by the participant when initially participating in the plan. After a participant receives a specified age distribution, future allocations under the SRP II and earnings on those allocations are to be distributed in the first 70 days of each following year.

Nonqualified Deferred Compensation Plan – Certain management and other highly compensated employees (including each of our NEOs) were eligible to participate in our nonqualified deferred compensation plan (the “DCP”). Under the DCP, participants were able to elect to defer a portion of their base salary and annual bonus for a given year. For the year of deferral, we allocated an additional amount to a participant’s account equal to the sum of 6% (which is immediately vested) and 2% (which is subject to a vesting schedule that required the completion of three years of service) of the compensation deferred by the participant under the DCP to restore amounts that were not contributed to the qualified and nonqualified defined contribution plans due to such deferral of compensation under the DCP. Deferred amounts earned interest based on the yield on five-year U.S. Treasury Constant Maturities based on a monthly frequency plus 2%, converted to a monthly allocation factor. Vested account balances will be payable following separation from service, or upon attainment of a specified age elected by the participant.

Tax Preparation and Financial Planning – Our executives, including each of the NEOs, were eligible to receive reimbursement, up to certain annual limits, for income tax preparation, financial planning and investment advice, including legal advice related to tax and financial matters.

Insurance – We offered a variety of health coverage options to all employees. NEOs participated in these plans on the same terms as other employees. In addition, for executives, including the NEOs, we paid for an annual comprehensive physical examination. We provided all employees with life insurance equal to twice the employee’s base salary.

Employee Stock Purchase Plan – We adopted a new California Resources Corporation Employee Stock Purchase Plan (the “ESPP”), effective in July 2022, which was approved by shareholders in May 2022 at the 2022 Annual Meeting. The ESPP provides our employees (including our NEOs) the ability to purchase shares of our common stock at a price equal to 85% of the closing price of a share of our common stock as of either the first day of each offering period or the last day of each offering period, whichever amount is less.

The maximum number of shares of our common stock authorized to be issued pursuant to the ESPP is 1.25 million, subject to adjustment pursuant to the terms of the ESPP. In addition, participants in the ESPP will be subject to certain limits on the number of shares that can be purchased in any given year and during any given offering period (a calendar quarter) under the ESPP.

Other Compensation Matters

Stock Ownership Guidelines

We have minimum stock ownership guidelines for senior executives. The target direct and indirect ownership level for the CEO is six times annual base salary, and for the other NEOs, is three times annual base salary. Executives are expected to reach their guideline ownership levels within five years of assuming their senior executive role. Due to the cancellation of the Company’s stock upon emergence from bankruptcy in October 2020, executives at emergence will have five years from the emergence date to attain the minimum stock holdings.

CALIFORNIA RESOURCES CORPORATION 39

2023 PROXY STATEMENT

Compensation Discussion and Analysis

Clawback Policy

Under the Company’s Compensation Recoupment and Clawback Policy, in the event the Company is required to restate its financial statements or in the event of misconduct by a named executive officer or any Section 16 reporting officer, the Company has the right to require in certain circumstances, and to the extent permitted by applicable law, the reimbursement of incentive compensation received by a named executive officer. Such incentive compensation generally includes any cash, equity, equity-based or other award under our long-term incentive plan, or an annual bonus or annual incentive plan of the Company.

We are aware that new rules regarding clawback policies were recently introduced and we intend to review and update our current policy, if and as needed, to be compliant with these new rules.

Anti-Hedging and Anti-Pledging Policy

Under the Company’s Insider Trading Policy, all directors, officers and employees are prohibited from hedging, buying or selling options, engaging in short sales, or trading prepaid variable forwards, equity swaps, exchange funds, forward-sale contracts, collars or other derivatives or monetizations on Company securities. In addition, all directors, officers and employees may not pledge or mortgage Company securities as collateral for a loan, or hold Company securities in a margin account.

Compensation Risk Management

Our compensation programs are designed to motivate and reward our employees for their performance during the current year and over the long term, and for taking appropriate business risks to enhance CRC’s business performance. The Compensation Committee has analyzed CRC’s employee compensation programs and policies and believes that they are not reasonably likely to have a material adverse effect on CRC. CRC’s compensation programs do not encourage unnecessary or excessive risk-taking and any potential risk that the executive compensation program could influence behavior that would be inconsistent with the overall interests of CRC and its stockholders is mitigated by several factors:

•
Target compensation mix utilizes a balance of salary, annual incentives and long-term equity compensation vesting over three years
•
Transparent financial and operational metrics that are readily ascertainable from publicly-filed information
•
External performance metrics, utilizing the increase in the volume-weighted average price of the Company’s shares, for the long-term performance-based incentive awards
•
Forfeiture and clawback provisions for incentive compensation in the event of a restatement of our financial statements or misconduct

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits a company’s ability to deduct compensation paid in excess of $1 million during any fiscal year to each of certain NEOs. The Compensation Committee believes it is in the best interest of the Company and our stockholders to provide compensation that is necessary to retain and motivate our executive officers, even if that is not fully deductible.

CALIFORNIA RESOURCES CORPORATION 40

2023 PROXY STATEMENT

Compensation Committee Report

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement relating to the 2023 Annual Meeting of Stockholders.

Compensation Committee,

James N. Chapman, Chair

Andrew B. Bremner

Nicole Neeman Brady

March 1, 2023

CALIFORNIA RESOURCES CORPORATION 41

2023 PROXY STATEMENT

Executive Compensation Tables

Executive Compensation Tables

Summary Compensation Table ("SCT")

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
Name and				Stock	Option	Incentive Plan	Compensation	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	(1)	(2)	(3)	(3)	(4)	(5)	(6)
Mark A. (Mac) McFarland (7)	2022	$850,000	$301,920	$0	$0	$985,728	$1,180	$668,921	$2,807,749
President and	2021	$1,122,395	$306,000	$14,132,218	$0	$1,043,022	$0	$979,646	$17,583,281
Chief Executive Officer	2020	$0	$0	$0	$0	$0	$0	$47,529	$47,529

Francisco J. Leon (7)	2022	$500,000	$175,000	$0	$0	$483,200	$10,245	$244,557	$1,413,002
Executive Vice President and	2021	$491,154	$150,000	$3,641,638	$0	$648,000	$4,181	$106,925	$5,041,898
Chief Financial Officer	2020	$362,788	$288,750	$900,010	$100,002	$1,677,300	$2,673	$195,898	$3,527,421

Jay A. Bys (7)	2022	$500,000	$140,000	$0	$0	$483,200	$431	$218,688	$1,342,319
Executive Vice President and	2021	$626,923	$150,000	$2,684,108	$0	$648,000	$0	$77,332	$4,186,363
Chief Commercial Officer

Shawn M. Kerns	2022	$500,000	$115,000	$0	$0	$483,200	$25,360	$244,557	$1,368,117
Executive Vice President and	2021	$494,231	$150,000	$3,641,638	$0	$648,000	$11,056	$107,368	$5,052,293
Chief Operating Officer	2020	$400,481	$382,500	$1,057,509	$117,502	$2,004,078	$13,094	$253,438	$4,228,602

Michael L. Preston (7)	2022	$500,000	$150,000	$0	$0	$483,200	$30,044	$244,557	$1,407,801
Executive Vice President,	2021	$495,385	$150,000	$3,641,638	$0	$648,000	$13,148	$107,834	$5,056,005
Chief Administrative Officer	2020	$414,615	$374,000	$967,500	$107,500	$1,897,348	$14,354	$260,862	$4,036,179
and General Counsel

(1)
Amounts shown for 2021 reflect a partial year of independent contractor fees and a partial year of employment for Messrs. McFarland and Bys.

Mr. McFarland had an Interim CEO Agreement with the Company under which the Company paid a fee of $175,000 per month, beginning in January 2021 and ending March 21, 2021, for his services as Interim CEO. Under the terms of the agreement, he received no cash compensation for his role as Chair of the Board while serving as Interim CEO but remained eligible to receive a director’s emergence equity grant. On March 22, 2021, the Company announced that Mr. McFarland had been named President and CEO, dropping the interim title, in addition to his role as Chair of the Board. On April 15, 2021, the Company announced that Ms. Tiffany (TJ) Thom Cepak had been named Chair of the Board, thereby replacing Mr. McFarland in that role. Mr. McFarland continues to serve as a director.

Mr. Bys had a consulting agreement with the Company under which the Company paid a fee of $75,000 per month, beginning January 1, 2021, for his consulting services. The agreement terminated upon his appointment as an officer of the Company, effective May 1, 2021.

Amounts shown for 2020 reflect a 37.5% reduction in base salary for a two-month period in April-May for Messrs. Leon, Kerns and Preston due to the extreme adverse economic conditions created by the COVID-19 pandemic.

(2)
The amounts shown for 2022 and 2021 reflect the individual portion of the AIP bonus payouts. The amounts shown for 2020 are the Retention Bonus Awards granted and paid in May 2020 to replace the previously approved annual incentive and stock-based incentive compensation program for 2020 with an entirely cash-based incentive program. The awards were subject to repayment by the recipient upon certain terminations of employment prior to the earlier of 18 months from the grant date or the Company’s emergence from bankruptcy, which occurred on October 2020.
(3)
There were no stock or option awards granted to the NEOs in 2022. As required by the SEC rules, the amounts shown represent the grant date fair value of the awards granted in that year as computed in accordance with U.S. generally accepted accounting principles (GAAP) and Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, as more fully described in Note 10 in our Annual Report. Awards reported in the Stock Awards column for 2021 reflect the value of both time-vested restricted stock units and performance-earned performance stock units (including the director emergence grant that Mr. McFarland was eligible to receive in 2021). Depending on the market price of CRC stock on the award certification date, the final payout value could be significantly higher or lower that the amount shown in the table. For performance stock units, there was a possibility of no payout depending on the outcome of the performance criteria. The amounts shown for 2020 reflect awards granted in 2020 that were forfeited by the NEOs in May 2020 upon acceptance of a Quarterly Incentive Award reflected in the Non-Equity Incentive Plan Compensation amount and the Retention Bonus Award reflected in the Bonus amount during 2020.

CALIFORNIA RESOURCES CORPORATION 42

2023 PROXY STATEMENT

Executive Compensation Tables

(4)
The amounts shown for 2022 and 2021 are the scorecard portion of the payouts under the AIP. The 2021 amount for Mr. McFarland reflects a reduction of $278,898 from the amount approved by the Compensation Committee to reflect the difference between his interim CEO agreement monthly fee and his employment agreement salary for the period from January 1, 2021 through March 21, 2021. The amounts shown for 2020 include the Quarterly Incentive Awards, which were paid in the quarter following the quarter in which they were earned. The amounts for 2020 also include the payouts under the cash-based and cash-payable 2018 and 2017 Performance Incentive Awards (PIAs), respectively, based on performance during the periods 2018 – 2020 and 2017 – 2019, respectively.
(5)
The amounts shown are the portion of each executive’s interest credited on nonqualified deferred compensation plan balances that was in excess of 120% of the long-term applicable federal rate, compounded monthly, as prescribed under Section 1274(d) of the Code.
(6)
The following table shows “All Other Compensation” amounts for 2022.

All Other Compensation

	Mr.	Mr.	Mr.	Mr.	Mr.
	McFarland	Leon	Bys	Kerns	Preston
Qualified Plan (a)	$30,500	$22,200	$30,500	$30,500	$19,838
Supplemental Plan (b)	$198,872	$112,565	$104,265	$104,265	$114,927
Dividend Equivalents (c)	$439,549	$109,792	$83,923	$109,792	$109,792
Total	$668,921	$244,557	$218,688	$244,557	$244,557

(a)
The amount shown reflects the Company matching and retirement contributions to the qualified defined contribution savings plan–the California Resources Corporation Savings Plan (the “Qualified Plan”).
(b)
The amount shown is the Company contributions to the nonqualified defined contribution plan–the California Resources Corporation Supplemental Savings Plan (the “Supplemental Plan”), which restores amounts limited by the IRS to the Qualified Plan.
(c)
Reflects value of dividend equivalents credited during 2022 on unvested RSU and unvested PSU awards which have been earned.
(7)
Messrs. Bys and Preston were not NEOs in 2020. Compensation paid for years in which the executive was not an NEO are not disclosed in the SCT, other than the 2020 compensation for Mr. Preston, which is included because he was previously an NEO.

Grants of Plan-Based Awards

The table below summarizes the plan-based awards granted in 2022 to our NEOs, which included only Annual Incentive Awards. There were no equity incentive or other stock awards granted to our NEOs in 2022.

	Estimated Future Payouts
	Under Non-Equity Incentive
	Plan Awards
Name /	Threshold	Target	Maximum
Type of Grant	($)(1)	($)	($)
Mark A. (Mac) McFarland
Annual Incentive(1)	$8,160	$816,000	$1,632,000
Francisco J. Leon
Annual Incentive(1)	$4,000	$400,000	$800,000
Jay A. Bys
Annual Incentive(1)	$4,000	$400,000	$800,000
Shawn M. Kerns
Annual Incentive(1)	$4,000	$400,000	$800,000
Michael L. Preston
Annual Incentive(1)	$4,000	$400,000	$800,000

(1)
The “Threshold” amounts are shown at 1% of target, calculated based on threshold payout of the lowest weighted performance metric under the award. Actual payments could have ranged from 0% to 200%.

CALIFORNIA RESOURCES CORPORATION 43

2023 PROXY STATEMENT

Executive Compensation Tables

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

We have entered into an employment agreement with each of our NEOs. For more information, see the “Employment Agreements” section in the “Compensation Discussion and Analysis” section above.

Long-Term Incentives

There were no long-term incentive grants to our NEOs in 2022. During 2021, our NEOs received emergence grants allocated between RSUs and PSUs. The RSUs and PSUs awarded to our NEOs in 2021 consisted of multi-year sized emergence grants to immediately realign the NEOs with shareholder interests and to reestablish the retention of multi-year grants, since all of the NEOs’ prior Company stock holdings and equity awards were cancelled upon our emergence from bankruptcy. While RSUs and PSUs generally vest (and performance under the PSUs is measured) over a three-year period and payment is made at the end of such period, please see the description of each NEO’s employment agreement in the “Employment Agreements” section of the “Compensation Discussion and Analysis” section above and the “Potential Payments upon Termination or Change in Control” section below for a description of certain circumstances pursuant to which vesting and payout can occur earlier.

Annual Incentives

Our NEOs were eligible to participate in the AIP for the 2022 calendar year. Payouts under the AIP are based on a combination of company performance against goals for pre-established performance metrics, and our Compensation Committee’s assessment of each NEO’s individual performance, as described in the "Compensation Discussion and Analysis" section above.

Salary and Annual Incentive in Proportion to Total Compensation

Since there were no long-term incentive awards granted in 2022, our CEO, Mr. McFarland, received approximately 76% of his total compensation in the form of base salary and cash-based annual incentive award, and our NEOs (other than our CEO) generally received an average of approximately 82% of their total compensation in the form of base salary and cash-based annual incentive award. Please see the “Compensation Discussion and Analysis” section above for a description of the philosophy and objectives of our 2022 Compensation Program.

CALIFORNIA RESOURCES CORPORATION 44

2023 PROXY STATEMENT

Executive Compensation Tables

Outstanding Equity Awards at December 31, 2022

The following table summarizes the outstanding equity awards for our NEOs as of December 31, 2022.

		Stock Awards
					Equity
					Incentive
					Plan
				Equity	Awards:
				Incentive	Market or
		Number		Plan	Payout
		of		Awards:	Value of
		Shares	Market	Number of	Unearned
		or Units	Value of	Unearned	Shares,
		of Stock	Shares or	Shares, Units	Units or
		That	Units That	or Other	Other Rights
		Have Not	Have Not	Rights That	That Have
Name / Type	Grant	Vested	Vested	Have Not	Not Vested
of Grant	Date	(#)	($)(1)	Vested (#)	($)(1)
Mark A. (Mac) McFarland
RSU(2)	1/25/2021	40,888	$1,779,037
RSU(3)	3/22/2021	170,506	$7,418,716
PSU(4)	3/22/2021	324,954	$14,138,749
Francisco J. Leon
RSU(2)	1/25/2021	55,415	$2,411,107
PSU(5)	1/25/2021	83,124	$3,616,725
Jay A. Bys
RSU(5)	5/12/2021	44,588	$1,940,024
PSU(5)	5/12/2021	61,309	$2,667,555
Shawn M. Kerns
RSU(2)	1/25/2021	55,415	$2,411,107
PSU(5)	1/25/2021	83,124	$3,616,725
Michael L. Preston
RSU(2)	1/25/2021	55,415	$2,411,107
PSU(5)	1/25/2021	83,124	$3,616,725
(1)
The amount shown represents the product of the number of units in the column immediately to the left and the closing price on December 31, 2022, of our common stock as reported in the NYSE Composite Transactions, which was $43.51 per share.
(2)
One-half of these units vest on each of January 25, 2023 and January 25, 2024, although settlement of vested units will not occur until January 25, 2024.
(3)
One-half of these units vest on each of March 22, 2023 and March 22, 2024, although settlement of vested units will not occur until March 22, 2024.
(4)
Payout of this PSU award is subject to the achievement of specified 60-day VWAP thresholds over a three-year period from March 22, 2021 to March 21, 2024. The units cliff vest on March 22, 2024. As of December 31, 2022, the 60-day VWAP had met the performance threshold for 100% payout. This award is not reported in the Equity Incentive Plan Awards column because the performance condition for payout of 100% of the units has been met, although vesting and settlement will not occur until March 22, 2024, subject to certain conditions as provided in the award agreements.
(5)
Payout of this PSU award is subject to the achievement of specified 60-day VWAP thresholds over a three-year period from January 25, 2021 to January 24, 2024. As of December 31, 2022, the 60-day VWAP had reached the performance level to earn a 100% payout. This award is not reported in the Equity Incentive Plan Awards column because the performance condition for earning a payout of 100% of the units has been met, although vesting and settlement will not occur until January 25, 2024, subject to certain conditions as provided in the award agreements.

Option Exercises and Stock Vested in 2022

The first tranche of the RSUs granted in 2021 vested during 2022, although vested shares will not be delivered until 2024 under the terms of the awards. As such, none of the NEOs have been issued any shares under the awards and have not realized any value with respect to the vested RSUs. There are no outstanding option awards to be exercised.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Mark A. (Mac) McFarland	105,699	$4,464,198
Francisco J. Leon	27,708	$1,140,184
Jay A. Bys	16,721	$688,069
Shawn M. Kerns	27,708	$1,140,184
Michael L. Preston	27,708	$1,140,184
(1)
The first tranche of RSUs granted on January 25, 2021, to Messrs. McFarland, Leon, Kerns and Preston and on May 12, 2021, to Mr. Bys vested on January 25, 2022; the first tranche of RSUs granted to Mr. McFarland on March 22, 2021, vested on March 22, 2022. Under the terms of the awards, the vested shares will not be delivered to the NEOs until 2024.
(2)
These amounts were calculated as the number of vesting RSUs times the closing stock price of our common stock as reported in the NYSE Composite Transactions on the respective vesting dates. The vested RSUs will not be delivered to the NEOs until 2024. Includes the cash value of RSUs canceled to pay certain tax liabilities on RSUs which vested during 2022. The number of RSUs canceled were: Mr. McFarland – 3,797; Messrs. Leon, Kerns and Preston – 1,138 each; and Mr. Bys – 616. The remaining

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amounts of vested RSUs that will be settled in 2024 are reflected below within the 2022 Nonqualified Deferred Compensation Table.

2022 Nonqualified Deferred Compensation Table

The following table sets forth for 2022 the contributions, earnings, withdrawals and balances under the SSP, SRP II and the DCP in which the NEOs participated. Messrs. Leon, Kerns and Preston were fully vested in their respective aggregate balances shown below, which include amounts CRC assumed from our former parent Occidental Petroleum Corporation’s plans. Mr. Bys will be fully vested in his SSP balance following his third anniversary of employment in 2024. Mr. McFarland will forfeit the unvested portion of his SSP balance when, as previously announced, he steps down as CEO at the Annual Meeting. For additional information relating to these plans, see “Nonqualified Defined Contribution Plans” and “Nonqualified Deferred Compensation Plan” above.

					Aggregate
		Executive	Company	Aggregate	Withdrawals/	Aggregate
		Contributions	Contributions	Earnings	Distributions	Balance
		2022	in 2022	in 2022	in 2022	at 12/31/2022
Name	Plan	($)(1)		($)(3)	($)	($)(4)(5)
Mark A. (Mac) McFarland	SSP	$0	$198,872	$4,127	$0	$297,822
	RSU					$4,433,756
Francisco J. Leon	SSP	$0	$112,565	$26,579	$0	$688,968
	SRP II	$0	$0	$7,810	$0	$167,749
	RSU					$1,156,061
Jay A. Bys	SSP	$0	$104,265	$1,506	$0	$140,373
	RSU					$700,729
Shawn M. Kerns	SSP	$0	$104,265	$39,713	$0	$962,547
	SRP II	$0	$0	$20,965	$0	$450,304
	DCP	$0	$0	$23,839	$0	$512,035
	RSU					$1,156,061
Michael L. Preston	SSP	$0	$114,927	$47,857	$0	$1,148,741
	SRP II	$0	$0	$52,280	$0	$1,122,908
	RSU					$1,156,061

(1)
No employee contributions are permitted in the SSP or SRP II. None of the NEOs elected to defer compensation under the DCP for 2022.
(2)
Amounts represent Company contributions to the SSP and are reported under “All Other Compensation” in the Summary Compensation Table for 2022.
(3)
The amounts reported in this column represent aggregate interest as provided in the plans that accrued during 2022. Included in these amounts are excess earnings which are reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table for 2022 because they were above-market earnings as follows: Mr. McFarland – $1,180; Mr. Leon - $10,245; Mr. Bys – $431; Mr. Kerns - $25,360; Mr. Preston - $30,044.
(4)
The amounts reported in this column reflect the total balance of the NEO’s accounts in the plans as of December 31, 2022. The total amount previously reported in the Summary Compensation Table for each of the NEOs was as follows: Mr. McFarland – $294,875; Mr. Leon – $349,522; Mr. Bys – $139,298; Mr. Kerns – $725,157; Mr. Preston – $620,679.
(5)
Under the terms of the RSU awards granted in 2021, the vested RSUs will not be delivered to the NEOs until 2024, therefore they are considered deferred compensation arrangements.

Potential Payments upon Termination or Change in Control

Summary

Payments and other benefits payable to NEOs in various termination circumstances and a change in control were subject to certain policies, plans and employment agreements. Following is a summary of the material terms of these arrangements.

Under the terms of the employment agreements, executives terminated by the Company without cause or by the executive with good reason, as defined in the employment agreement, were eligible for 18 – 24 months of base salary and one- to two- times the target annual incentive continuation, depending on the employee’s position and the nature of the termination, and reimbursement for the difference between the amount paid for Company-provided continued health care coverage for up to 18 months and the employee contribution amount paid by similarly situated active employees, plus, in the case of Mr. McFarland, if such continued coverage is in effect at the end of such 18-month period, a lump sum amount of up to six times the premium he paid for such coverage for the last month of such 18-month period. In connection with a termination under such circumstances, the employment agreements also provide for full vesting of 100% of the RSU awards granted during 2021 (other than the RSU award granted to Mr. McFarland in January of 2021 as a

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non-employee director emergence award (the “Director RSU Award”)) and (i) in the case of Mr. McFarland, 100% of the PSU awards granted during 2021 will vest and remain outstanding during the remainder of the performance period, and (ii) in the case of each of the other NEOs, 100% of the PSU awards granted during 2021 will vest and remain outstanding and may become earned until the earlier of the date that is six months after the date of termination of employment or the last day of the applicable performance period. If a NEO’s employment is terminated due to his death or disability, then he will receive under the terms of his employment agreement (i) payment of any earned but unpaid annual bonus for the calendar year preceding the calendar year in which the termination of employment occurs and (ii) a pro-rata portion of the annual bonus for the calendar year in which the termination of employment occurs, based on actual performance for such calendar year and payable at the time such bonuses are paid to similarly situated executives of the Company.

Under the terms of the agreements evidencing the RSUs granted to the NEOs in 2021 (other than the Director RSU Award granted to Mr. McFarland), (a) if the NEO’s employment is terminated after the first anniversary of the date of grant of the award due to disability, then a prorated portion of the number of units scheduled to vest as of the next anniversary of the date of grant will immediately vest as of the date of termination, (b) if the NEO’s employment is terminated after the first anniversary of the date of grant of the award due to the NEO’s death, then 100% of the unvested units will immediately vest as of the date of death, and (c) if the NEO’s employment is terminated on or within 12 months after a qualifying “Change in Control” (such quoted term as defined in the LTIP, but excluding any event that would otherwise constitute a Change in Control and that relates to any acquisition of securities of the Company by a stockholder that owns 20% or more of our outstanding stock or outstanding voting securities as of the date of grant of the award) due to disability or death, then 100% of the unvested units will immediately vest as of the date of such termination. Under the terms of the agreement evidencing the Director RSU Award granted to Mr. McFarland, 100% of the unvested RSUs subject to such award will immediately vest upon the earlier of (i) a qualifying Change in Control (as defined above) if such event occurs prior to Mr. McFarland’s separation from service as a member of the Board or (ii) the date of his separation from service as a member of the Board by reason of death or disability.

Under the terms of the agreements evidencing the PSUs granted to the NEOs in 2021, (a) if the NEO’s employment is terminated after the first anniversary of the date of grant of the award due to disability, then a prorated portion of the number of units subject to such award will become vested (but not less than the number of units earned based on satisfaction of the performance metric) and shall remain outstanding and eligible to become earned based on satisfaction of the applicable performance goal, (b) if the NEO’s employment is terminated after the first anniversary of the date of grant of the award due to the NEO’s death or voluntary termination of employment without “Good Reason” (such quoted term as defined in the award agreement), then 100% of the unvested units that have become earned units based on satisfaction of the performance metric will immediately vest as of the date of such termination of employment, and (c) if the NEO’s employment is terminated on or within 12 months after a qualifying “Change in Control” (as described in the preceding paragraph) due to disability or death, then a prorated portion of the number of units subject to such award will become vested (but not less than the number of units earned based on satisfaction of the performance metric) and shall remain outstanding and eligible to become earned based on satisfaction of the applicable performance goal (as such performance goal may be adjusted in connection with such qualifying Change in Control).

Except as described in this summary and below under “Potential Payments,” we did not have any other agreements or plans in effect at the end of 2022 that would have required us to provide compensation to our NEOs in the event of a termination of employment or a change in control.

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Potential Payments

In the discussion that follows, payments and other benefits that would have been payable upon various terminations and change in control situations are set out as if the conditions for payments had occurred and the terminations took place on December 31, 2022, and reflect the terms of applicable agreements then in effect. All of our NEOs had employment agreements which provide for certain payments in the event of termination. The amounts set forth below are estimates of the amounts that would have been paid to each NEO upon his termination. The disclosures below do not take into consideration any requirements under Section 409A of the Code, which could have affected, among other things, the timing of payments and distributions.

The following payments and benefits, which are potentially available on a non-discriminatory basis to all full-time salaried employees when their employment terminates, are not included in the amounts shown below:

•
Life insurance proceeds equal to two times base salary, payable on death as was available to all eligible employees.
•
Payout of unused accrued vacation.

The following is a summary of the payments and benefits each of our NEOs would have been entitled to receive if the event specified occurred as of December 31, 2022. Updates to Mr. Leon’s potential severance compensation that could be provided to him pursuant to his 2023 Agreement is provided below in this table within applicable footnotes.

	Termination
	Without Cause or	Termination				Change in	Change in
	Termination by	by Executive		Termination	Termination	Control	Control with
Benefits and Payments	Executive with	Without	Termination	Due to	Due to	without	Termination
Upon Termination	Good Reason	Good Reason	for Cause	Death	Disability	Termination	as Result
Mark A. (Mac) McFarland
Annual Bonus(1)	$1,020,000	$0	$0	$1,287,648	$1,287,648	$0	$2,040,000
Severance(2)	$1,700,000	$0	$0	$0	$0	$0	$1,700,000
Equity Awards(3)	$21,557,465	$14,138,749	$0	$23,336,502	$18,814,134	$1,779,037	$23,336,502
Medical Benefits(4)	$51,997	$0	$0	$0	$0	$0	$51,997
Francisco J. Leon
Annual Bonus(1)	$500,000	$0	$0	$658,200	$658,200	$0	$750,000
Severance(2)	$750,000	$0	$0	$0	$0	$0	$750,000
Equity Awards(3)	$6,027,832	$3,616,725	$0	$6,027,832	$4,739,706	$0	$6,027,832
Medical Benefits(4)	$38,998	$0	$0	$0	$0	$0	$38,998
Jay A. Bys
Annual Bonus(1)	$500,000	$0	$0	$623,200	$623,200	$0	$750,000
Severance(2)	$750,000	$0	$0	$0	$0	$0	$750,000
Equity Awards(3)	$4,607,579	$2,667,555	$0	$4,607,579	$3,571,128	$0	$4,607,579
Medical Benefits(4)	$38,998	$0	$0	$0	$0	$0	$38,998
Shawn M. Kerns
Annual Bonus(1)	$500,000	$0	$0	$598,200	$598,200	$0	$750,000
Severance(2)	$750,000	$0	$0	$0	$0	$0	$750,000
Equity Awards(3)	$6,027,832	$3,616,725	$0	$6,027,832	$4,739,706	$0	$6,027,832
Medical Benefits(4)	$38,998	$0	$0	$0	$0	$0	$38,998
Michael L. Preston
Annual Bonus(1)	$500,000	$0	$0	$633,200	$633,200	$0	$750,000
Severance(2)	$750,000	$0	$0	$0	$0	$0	$750,000
Equity Awards(3)	$6,027,832	$3,616,725	$0	$6,027,832	$4,739,706	$0	$6,027,832
Medical Benefits(4)	$38,998	$0	$0	$0	$0	$0	$38,998

(1)
Under the terms of their employment agreements, each NEO will receive one times his annual target bonus in the events of termination without cause or termination by the executive with good reason. In the event of a qualifying change in control with such a termination within one year as a result, the NEOs will receive 1.5 times (two times for Mr. McFarland) their annual target bonus. In the event of termination due to death or disability, the NEOs would receive a prorated bonus for the current year, based on actual performance results achieved. Amounts shown for death or disability are the AIP award that would have been payable, based on the amounts that were approved by the Compensation Committee as disclosed in the Summary Compensation Table. Mr. Leon’s 2023 Agreement will provide for a two times multiple for annual target bonuses in the event of a termination without cause or a by the executive with good reason (increased to two and one-half times in the event of such a termination that occurs in connection with a qualifying change in control).
(2)
Under the terms of their employment agreements, the NEOs will receive 18 months (24 months for Mr. McFarland) of their salary in the events of termination without cause or termination by the executive with good reason, including such termination after a change in control. Mr. Leon’s 2023 Agreement will provide for 24 months of salary in the event of a termination without cause or a by the executive with good reason (increased to 30 months in the event of such a termination that occurs in connection with a qualifying change in control).
(3)
Under the terms of their employment agreements, the NEOs will receive full immediate vesting of their emergence RSUs and PSUs in the events of termination without cause or termination by the executive with good reason, including such a termination after a change in control, and the vested PSUs shall remain eligible to be earned for up to six months following such a termination (or through the

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remaining performance period for Mr. McFarland); provided, however, that Mr. McFarland’s employment agreement does not apply to his Director RSU Award, but the agreement evidencing the Director RSU Award does provide for full vesting upon death, disability or a qualifying change in control that, in any such case, occurs while Mr. McFarland is a member of the Board. If a NEO’s death or disability occurred on December 31, 2022 in connection with a qualifying change in control on such date, then 100% of the RSUs (other than those subject to the Director RSU Award) would vest and, based upon the level of satisfaction of the performance criteria as of December 31, 2022, all of the NEOs would become vested in 100% of their PSUs. The amounts included above relating to the PSUs reflect immediate vesting at the performance level attained as of December 31, 2022, which was 100% for all of the NEOs. The amounts in this row and the dollar amounts provided in the preceding sentence are based on the closing price on December 31, 2022 of our common stock as reported in the NYSE Composite Transactions, which was $43.51. Mr. Leon’s 2023 Agreement states that in the event of termination without cause or termination by the executive with good reason, his emergence PSUs would remain eligible to be earned through the remaining performance period, although 100% of his emergence PSUs were already earned as of the effective date of the 2023 Agreement.
(4)
Under the terms of their employment agreements, the NEOs will be eligible to continue coverage under the Company’s group health plans for up to 18 months in the events of termination without cause or termination by the executive with good reason, including such a termination after or a change in control with termination as a result. The NEO’s contribution for coverage would be the same as active employees. The amount shown above is the current cost, net of required employee contributions, for full coverage under the Company’s highest cost health plans based upon the cost of such coverage as in effect as of December 31, 2022. In addition, pursuant to his employment agreement and assuming that Mr. McFarland continued such coverage for the full 18-month period, the amounts shown for Mr. McFarland also include a lump sum amount equal to six times the premium he is assumed to have paid for such coverage for the last month of such 18-month period. Mr. Leon’s 2023 Agreement will increase the time period that he could receive continued coverage up to a maximum period of 24 months in the event of a termination without cause or termination by the executive with good reason.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of our employees and the annual total compensation of our CEO.

For 2022, our last completed fiscal year:

•
The median of the annual total compensation of all employees of our company (other than our CEO) was $160,076.
•
The annual total compensation of our CEO, as reported in the Summary Compensation Table above, was $2,807,749.
•
Based on this information, for 2022 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was reasonably estimated to be 18 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•
We determined that, as of December 31, 2022 (which is the date we chose to identify our median employee), our employee population consisted of approximately 1,180 individuals with all of these individuals located in the United States (as reported in Part I, Items 1 & 2 Business and Properties, in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2023 (our “Annual Report”)). This population consisted of our full-time, part-time, and temporary employees, as we do not have seasonal workers.
•
We used the total compensation reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2022 as a consistently applied compensation measure to identify our median employee. We did not make any assumptions, adjustments, or estimates with respect to the W-2 wages, and we did not annualize the compensation for any employees that were not employed by us for all of 2022. We believe the use of W-2 wages, as applicable, is the most appropriate compensation measure since it includes the total taxable compensation received by our employees in 2022.
•
We identified our median employee by consistently applying this compensation measure to all of our employees included in our analysis. Since all of our employees, including our CEO, are located in the United States, we did not make any cost of living adjustments in identifying the median employee.

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•
After we identified our median employee, we combined all of the elements of such employee’s compensation for the 2022 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $160,076.
•
With respect to the annual total compensation of our CEO, we used the aggregate amount reported in the “Total” column of our 2022 Summary Compensation Table for Mr. McFarland, who served as our CEO throughout 2022, included above and incorporated by reference under Item 11 of Part III of our Annual Report. The total 2022 compensation for Mr. McFarland does not include any annual long-term incentive grants – which we would expect to be included in CEO total compensation in future years.

This pay ratio is calculated in a manner consistent with SEC rules. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies – including companies in our peer group – may not be comparable to the pay ratio reported above. Other companies may have different employment and compensation practices, different geographic breadth, perform different types of work, and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.

Pay Versus Performance Disclosures

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and the Company’s financial performance for applicable years. The following table summarizes compensation values reported in the Summary Compensation Table for our principal executive officer (“PEO”) and the average for our other NEOs, as compared to “compensation actually paid” and the Company's financial performance for the years ended December 31, 2022, 2021 and 2020. In determining the “compensation actually paid” to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. “Compensation actually paid” includes payments made to executives during the applicable year such as salary, performance bonus, and various benefits. However, the SEC’s valuation methods for this section emphasize the changes in fair value of equity awards under applicable financial accounting standards, and as such, references to “compensation actually paid” below reflects the change in equity award values on the applicable calculation dates and does not necessarily reflect what our NEOs received year-to-year.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss)(5) (millions)	Before-Tax Free Cash Flow(6) (millions)
					TSR(3)	Peer Group TSR(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$2,807,749	$3,368,621	$1,382,810	$1,448,173	$296.45	$388.55	$524	$360
2021	$17,583,281	$30,872,890	$4,834,140	$8,066,445	$285.97	$276.93	$625	$458
2020(7) 2020(8)	$47,529 $21,520,647	$47,529 $16,120,640	$4,549,943	$3,264,927	$157.27	$123.98	$(125)	n/a

(1)
The PEO and the non-PEO NEOs for each year are as follows:
•
2022 and 2021: PEO – Mark A. McFarland; Non-PEOs – Francisco J. Leon, Jay A. Bys, Shawn M. Kerns, Michael L. Preston
•
2020: PEOs – Mark A. McFarland ("PEO 1" below) and Todd A. Stevens ("PEO 2" below); Non-PEOs – Francisco J. Leon, Marshall D. Smith, Charles F. Weiss, Shawn M. Kerns, Darren Williams

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(2)
The following tables reconcile the Summary Compensation Table totals to the Compensation Actually Paid totals:

			2020
	2022	2021	PEO 1	PEO 2
PEO Summary Compensation Table Totals	$2,807,749	$17,583,281	$47,529	$21,520,647
Add (Subtract):
Fair value of equity awards granted during the year from the Summary Compensation Table	-	(14,132,218)	-	(5,400,007)
Fair value at year end of equity awards granted during the year	-	27,421,827	-	-
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	429,078	-	-	-
Change in fair value of equity awards granted in prior years that vested during the year	131,793	-	-	-
Total Equity Award Related Adjustments	560,872	13,289,609	-	(5,400,007)
Compensation Actually Paid Totals	$3,368,621	$30,872,890	$47,529	$16,120,640

	2022	2021	2020
Non-PEO NEOs Summary Compensation Table Totals	$1,382,810	$4,834,140	$4,549,943
Add (Subtract):
Fair value of equity awards granted during the year from the Summary Compensation Table	-	(3,402,256)	(1,285,016)
Fair value at year end of equity awards granted during the year	-	6,634,561	-
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	104,303	-	-
Change in fair value of equity awards granted in prior years that vested during the year	(38,940)	-	-
Total Equity Award Related Adjustments	65,363	3,232,305	(1,285,016)
Compensation Actually Paid Totals	$1,448,173	$8,066,445	$3,264,927

(3)
We emerged from bankruptcy in 2020, therefore certain financial information is only available for portions of the 2020 year following that emergence. Our TSR for 2020 is for the period October 28, 2020 through December 31, 2020, following our emergence from bankruptcy on October 27, 2020.
(4)
Peer Group TSR is for the 2022 peer group used for Item 201(e) of Reg S-K as shown in our Annual Report.

Our 2022 peer group consisted of Antero Resources Corporation; Berry Corporation; Callon Petroleum Company; Chord Energy Corporation (the combination of Oasis Petroleum Inc. and Whiting Petroleum Corporation which merged in 2022); Comstock Resources Inc.; Coterra Energy Inc.; Crescent Energy Company; Denbury Inc.; Kosmos Energy Ltd.; Magnolia Oil & Gas Corp; Matador Resources Company; Murphy Oil Corporation; PDC Energy, Inc.; Range Resources Corporation; SM Energy Company; Southwestern Energy Company; Talos Energy Inc.; and Vermilion Energy Inc.

(5)
Net Loss for 2020 is for the period November 1, 2020 – December 31, 2020.
(6)
Before-Tax Free Cash Flow is a non-GAAP measure described above in the AIP Scorecard Metrics section of the Compensation Discussion and Analysis section above. See also Annex A for a reconciliation to the nearest GAAP measure.
(7)
information shown for PEO McFarland, who became PEO on December 31, 2020.
(8)
Information shown for PEO Stevens, who was PEO until December 31, 2020.

Discussion of Relationship Between Compensation Actually Paid and Performance Measures

The relationship between compensation actually paid and the Company’s financial performance over the three-year period shown in the table above is described as follows.

PEO

From 2021 to 2022, compensation actually paid to the PEO decreased by $27,504,269 or (89%). Over this same period, the Company’s TSR increased by 3.7%, net income decreased by 16.2%, and before-tax free cash flow decreased by 21.4%. The key factor that drove the decrease in compensation actually paid to our PEO was due to the timing of equity award grants. The PEO received an equity award in 2021 following the Company’s emergence from bankruptcy whereas a similar grant was not made in 2022.

From 2020 to 2021, compensation actually paid to the PEO increased by $30,825,361 or 648.6%. Over this same period, the Company’s TSR increased by 81.8% and net income increased by over 600%. The key factors that drove the changes in compensation actually paid were the transition to a new PEO on December 31, 2020, the timing of the equity award grants in 2021 following the Company’s emergence from

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bankruptcy and the positive stock price performance for the Company in 2021 which impacted the PEO equity award values as shown in the table.

Since a substantial majority of the compensation paid to the PEO during 2021 and 2022 was equity-based, the compensation actually paid is directly linked to increases or decreases in the Company’s stock price.

Non-PEOs

From 2021 to 2022, compensation actually paid to the Non-PEOs decreased by $6,618,272 or 82%. Over this same period, the Company’s TSR increased by 3.7%, net income decreased by 16.2%, and before-tax free cash flow decreased by 21.4%. The key factor that drove the decline in compensation actually paid in 2022 from the prior period was the timing of equity award grants. The non-PEOs did not receive equity awards in 2022; however, equity awards were granted in 2021 following the Company’s emergence from bankruptcy on October 27, 2020.

From 2020 to 2021, compensation actually paid to the Non-PEOs increased by $4,801,518 or 147%. Over this same period, the Company’s TSR increased by 81.8%, net income increased by over 600%. The key factors that drove the changes in compensation paid were the equity grants in 2021 following the Company’s emergence from bankruptcy and the positive stock price performance for the Company in 2021, which impacted the Non-PEO equity award values as shown in the table.

Since a majority of the compensation paid to the non-PEOs during 2021 and 2022 was equity-based, the compensation actually paid is directly linked to increases or decreases in the Company’s stock price.

Company TSR versus Peer Group TSR

Our peer group changed from 2021 to 2022. We added Crescent Energy Company which is a newly formed company with similar market capitalization and operations. We also added Talos Energy Inc. to our peer group due to its similar financial, operational and strategic metrics as well as its presence in the carbon sequestration sector in the United States.

The relationship of our TSR to the two peer groups as of December 31 for each year presented in the table below:

Year	Our TSR	2022 Peer Group TSR	2021 Peer Group TSR
2022	$296.45	$388.55	$394.74
2021	$285.97	$276.93	$279.94
2020	$157.27	$123.98	$123.79

Disclosure of Most Important Performance Measures for Fiscal Year 2022

The following unranked performance measures for fiscal year 2022 were the most important performance measures the Company used to link executive compensation actually paid to our PEO and Non-PEOs during the last fiscal year to company performance.

Most Important Performance Measures
Before-Tax Free Cash Flow (as described in the Compensation Discussion and Analysis section above)
Adjusted EBITDAX (as described in the Compensation Discussion and Analysis section above)
Capital Efficiency (as described in the Compensation Discussion and Analysis section above)
Controllable Costs (as described in the Compensation Discussion and Analysis section above)
Carbon Emissions Deals (as described in the Compensation Discussion and Analysis section above)

CALIFORNIA RESOURCES CORPORATION 52

2023 PROXY STATEMENT

Director Compensation

Director Compensation

Program Objectives

Our director compensation program is designed to be consistent with the market practices of our peer companies in order to be able to recruit and retain directors.

Program Elements

In December 2020, the Board adopted a new outside director compensation program, based on a review of the director compensation programs of our peer companies provided by LB&Co and recommendation of the Compensation Committee. In 2022, the Compensation Committee did not recommend any changes to the director compensation program and the Board did not adopt any changes. The elements of the program are as follows:

•
An annual cash retainer of $125,000 ($200,000 for the Independent Chairperson) paid on a quarterly basis in advance.
•
An annual equity grant of restricted stock units (“RSUs”), granted at the Annual Meeting of Shareholders each year with a grant value of $200,000 ($325,000 for the Independent Chairperson), which vest on the first anniversary of the grant date. Vested shares are not delivered to the director until six months after the end of Board service. Directors who received the following emergence equity grant did not receive an annual equity grant for 2022.
•
An emergence equity grant of restricted stock units that was made in 2021 to the directors who joined the Board at our emergence from bankruptcy (Ms. Cepak and Messrs. Brooks, Chapman, Quintana and Roby). The emergence grant had a grant value of three times the annual equity grant value plus a prorated amount for the period in 2020 starting at the emergence date. The emergence equity grants vest ratably over three years, but vested shares are not delivered to the director until six months after the end of Board service.
•
Board Leadership annual fees as follows, paid on a quarterly basis in advance:
•
Committee chairperson (Audit, Sustainability, Special Committees) – $31,000
•
Committee chairperson (Compensation, Nominating and Governance) – $22,000
•
Committee member (Audit, Sustainability, Special Committees) – $16,000
•
Committee member (Compensation, Nominating and Governance) – $11,000

CALIFORNIA RESOURCES CORPORATION 53

2023 PROXY STATEMENT

Director Compensation

2022 Compensation of Directors

The following table sets forth the total compensation for 2022 for each of the non-employee directors who served in 2022, other than Mr. McFarland, who is included in the Summary Compensation Table due to his concurrent role as President and CEO:

	Fees Earned		Other
	or Paid in	Stock Awards	Compensation
Name	Cash	(1)	(2)	Total
Andrew B. Bremner	$164,223	$203,709	$4,237	$372,169
Douglas E. Brooks	$155,283	$—	$17,282	$172,565
Tiffany (TJ) Thom Cepak	$209,272	$—	$26,138	$235,410
James N. Chapman	$189,000	$—	$17,282	$206,282
Nicole Neeman Brady	$152,000	$203,709	$3,698	$359,407
Julio M. Quintana	$163,000	$—	$17,282	$180,282
William B. Roby	$175,777	$—	$17,282	$193,059
Alejandra (Ale) Veltmann	$163,223	$203,709	$3,180	$370,112

(1)
Ms. Cepak and Messrs. Brooks, Chapman, Quintana and Roby did not receive annual grants of RSUs in 2022 because they received emergence equity grants of restricted stock units in 2021.The Stock Awards amounts represent the grant date fair value attributable to restricted stock unit awards granted in 2022. The award values shown are based on the closing price of CRC common stock on the date of the grant multiplied by the number of restricted stock units granted. The number of restricted stock units granted was calculated based on the grant value of the award divided by the 60-day volume-weighted average price of CRC common stock from the day preceding the date of the grant. The restricted stock unit grants for Mr. Bremner and Mmes. Neeman Brady and Veltmann vest on May 4, 2023, and the vested shares will not be delivered to the director until six months after the end of Board service. The following table provides the grant date fair values of the RSU grants made during 2022:

	Grant	RSUs	Stock Price	Grant Date
Name	Date	Granted	on Grant Date	Fair Value
Andrew B. Bremner	5/4/2022	4,587	$44.41	$203,709
Nicole Neeman Brady	5/4/2022	4,587	$44.41	$203,709
Alejandra (Ale) Veltmann	5/4/2022	4,587	$44.41	$203,709

The number of outstanding unvested RSUs as of December 31, 2022, for each of the directors were: Mr. Bremner, Mss. Neeman Brady and Veltmann – 4,587 each; Messrs. Brooks, Chapman, Quintana, Roby – 21,807 each; Ms. Cepak – 31,899.

(2)
The amounts shown as Other Compensation represent dividend equivalents accrued on unvested restricted stock units that were not factored into the grant date fair value reported in the “Stock Awards” column above since the Company was not paying dividends at the time of the grants prior to November 2021. Accrued dividends will be paid to the directors in cash within 60 days of when the underlying RSUs vest. Dividend equivalents on vested RSUs will be paid to the directors in cash within 60 days of the dividend payment date.

CALIFORNIA RESOURCES CORPORATION 54

2023 PROXY STATEMENT

Stock Ownership Information

Stock Ownership Information

Security Ownership of Directors, Management and Certain Beneficial Holders

The following table sets forth certain information regarding beneficial ownership of common stock as of March 7, 2023 (unless otherwise indicated) of (1) each person known by us to own beneficially more than 5% of our outstanding common stock (based on Schedule 13G or Schedule 13D filings with the SEC), (2) our NEOs (as defined herein), (3) each of our directors and director nominees, and (4) all of our executive officers and directors as a group. Unless otherwise indicated, each of the persons below has sole voting and investment power with respect to the shares beneficially owned by such person.

	Amount of	Percent of
Name and Address of Beneficial Owner (1)	Beneficial Ownership	Class (2)
The Vanguard Group (3)	7,279,953	10.24%
FMR LLC (4)	6,367,588	8.96%
BlackRock, Inc. (5)	6,310,204	8.88%
Solar Projects LLC (6)	6,246,865	8.79%
Andrew B. Bremner	745	*
Douglas E. Brooks	3,000	*
Tiffany (TJ) Thom Cepak	10,000	*
James N. Chapman	—	*
Mark A. (Mac) McFarland	250	*
Nicole Neeman Brady	—	*
Julio M. Quintana	—	*
William B. Roby	9,181	*
Alejandra (Ale) Veltmann	—	*
Jay A. Bys	—	*
Francisco L. Leon	100	*
Shawn M. Kerns	67	*
Michael L. Preston	250	*
Executive officers and directors as a group (consisting of 14 persons)	23,593	*

* Less than 1%.

(1)
Unless otherwise noted below, the address for each beneficial owner is c/o California Resources Corporation, 1 World Trade Center, Suite 1500, Long Beach, California 90831.
(2)
Except as otherwise noted below, based on total shares outstanding of 71,093,074 as of March 7, 2023.
(3)
Based on Amendment No. 2 to Schedule 13G filed with the SEC on February 9, 2023 by The Vanguard Group (“Vanguard”). Vanguard has shared voting power with respect to 55,793 shares of common stock, sole dispositive power with respect to 7,166,751 shares of common stock, and shared dispositive power with respect to 113,202 shares of common stock. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.
(4)
Based on Amendment No. 5 to Schedule 13G filed with the SEC on February 9, 2023 by FMR LLC (“Fidelity”). Fidelity has sole voting power with respect to 6,345,363 shares of common stock, and sole dispositive power with respect to 6,367,588 shares of common stock. In this amendment to Schedule 13G, Fidelity states that its director, chairman and CEO, Abigail P. Johnson, has an aggregate beneficial ownership of 6,367,588 shares of common stock or 8.633% of the class, and has sole dispositive power with respect to 6,367,588 shares of common stock. Fidelity’s address is 245 Summer Street, Boston, Massachusetts 02210.
(5)
Based on Amendment No. 2 to Schedule 13G filed with the SEC on February 3, 2023 by BlackRock, Inc. (“BlackRock”). BlackRock has sole voting power with respect to 6,162,204 shares of common stock, and sole dispositive power with respect to 6,310,204 shares of common stock. BlackRock’s address is 55 East 52nd Street, New York, NY 10055.
(6)
Based on Amendment No. 4 to Schedule 13G filed with the SEC on February 14, 2023 by Solar Projects LLC (“Solar”) and certain other reporting persons. Solar has an aggregate beneficial ownership of 6,148,821 shares of common stock, or 8.37% of the class, and has shared voting and dispositive powers with respect to 6,148,821 shares of common stock. Solar’s sole member, Solar Trust No. 2 (“Solar Trust”), may be deemed to beneficially own the 6,148,821 shares of common stock beneficially owned by Solar, and has shared voting and dispositive powers with respect to 6,148,821 shares of common stock. Comeg Trust LLC (“Comeg LLC”), has an aggregate beneficial ownership of 90,044 shares of common stock or less than 1% of the class, and has shared voting and dispositive powers with respect to 90,044 shares of common stock. Comeg Trust, as the controlling member of Comeg LLC, may be deemed to beneficially own the 90,044 shares beneficially owned by Comeg LLC and has shared voting and dispositive powers with respect to 90,044 shares of common stock. David Scott Gimbel, as manager of Solar and Comeg LLC and the trustee of Solar Trust and Comeg Trust, has an aggregate beneficial ownership of 6,246,865 shares of common stock or 8.50% of the class, and has sole voting and dispositive powers with respect to 8,000 shares of common stock and shared voting and dispositive powers with respect to

CALIFORNIA RESOURCES CORPORATION 55

2023 PROXY STATEMENT

Stock Ownership Information

6,238,865 shares of common stock. The address of Solar and Solar Trust is 1201 North Market Street, Suite 1002, Wilmington DE 19801.The address of Comeg LLC and Comeg Trust is 3711 Kennett Pike, Suite 105, Greenville, Delaware 19807. The address of Mr. Gimbel is 323 Pablo Rd, Ponte Vedra Beach, Florida 32082.

CALIFORNIA RESOURCES CORPORATION 56

2023 PROXY STATEMENT

Proposals Requiring Your Vote

Proposals Requiring Your Vote

Proposal 1: Election of Directors

In 2023, Mr. Leon and eight of our incumbent directors have been nominated by the Board of Directors for reelection through the 2024 annual meeting. Douglas E. Brooks will not stand for re-election at the Annual Meeting. Accordingly, his term as a member of the Board will expire at the Annual Meeting. The Board expresses its gratitude to Mr. Brooks for his many contributions during his service on the Board.

A brief statement about the background and qualifications of each nominee is given above under “Our Board of Directors and Director Nominees.” If any nominee for whom you have voted becomes unable to serve, your proxy may be voted for another person designated by our Board, or our Board of Directors may determine to reduce the size of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE

“FOR” EACH OF THE DIRECTOR NOMINEES IDENTIFIED ABOVE.

Proposal 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee appointed, and the Board of Directors ratified the appointment of, KPMG LLP, independent registered public accounting firm, to audit our financial statements as of and for the year ending December 31, 2023. The submission of this matter for ratification by stockholders is not legally required, but the Board of Directors believes the submission provides an opportunity for stockholders through their vote to communicate with the Board of Directors about an important aspect of corporate governance. The Board of Directors recommends that stockholders vote for the ratification of this appointment. Notwithstanding the selection, the Board of Directors, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Board believes that the change would be in the best interests of CRC and its stockholders. If the stockholders vote against ratification, the Board of Directors will reconsider its selection.

KPMG LLP has served as our independent registered public accounting firm and audited our financial statements beginning with the year ended December 31, 2014.

The table below sets forth the aggregate fees incurred for professional services rendered by KPMG LLP, our independent registered public accounting firm, for the years ended December 31, 2022 and 2021:

	2022	2021
Audit Fees (1)	$2,135,000	$2,065,000
Audit-Related Fees (2)	110,000	100,000
Total	$2,245,000	$2,165,000

(1)
Audit Fees represent the aggregate fees for professional services provided in connection with the annual audit of our financial statements included in the Form 10-K and reviews of our quarterly financial statements. Audit Fees also includes professional services related to registration statements, consents, comfort letters and services related to debt compliance.
(2)
Audit-Related Fees are for audits of our benefit plans in 2022 and 2021.

The Audit Committee must give prior approval to any management request for any amount or type of service (audit, audit-related and tax services or, to the extent permitted by law, non-audit services) our independent registered accounting firm provides to us. The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent registered public accounting firm. The

CALIFORNIA RESOURCES CORPORATION 57

2023 PROXY STATEMENT

Proposals Requiring Your Vote

Audit Committee pre-approved all services provided to CRC by our independent registered accounting firm in 2022 and 2021.

A representative of KPMG LLP is expected to be present at the Annual Meeting and will be offered the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” PROPOSAL 2 TO RATIFY THE APPOINTMENT

OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM, KPMG LLP, FOR FISCAL 2023.

Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation

Section 14A of the Securities Exchange Act of 1934, as amended, requires us to provide our stockholders with an advisory (nonbinding) vote on the compensation paid to our named executive officers (sometimes referred to as the “say-on-pay” proposal) as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, accompanying compensation tables and narrative discussion set forth in this proxy statement. Accordingly, you may vote on the following resolution at our Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, accompanying compensation tables and narrative discussion, is hereby approved.”

This vote is nonbinding. The Board of Directors and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

The Company last held a “say-on-frequency” vote in 2021, at which point our stockholders voted for, and the Board determined to hold, annual say-on-pay votes.

As described above in detail under the “Compensation Discussion and Analysis” section of this proxy statement, our 2022 Compensation Program continued the program we initiated in 2021, which was designed to immediately align our NEO compensation with our new shareholder interests and establish the retention value of multi-year equity grants following our emergence from bankruptcy in 2020 by providing one-time multi-year sized emergence equity grants in 2021 and no equity grants in 2022. Our post-emergence compensation program includes a mix of short- and long-term awards that are primarily performance-based, with the significant majority provided as time- and performance-based equity awards. This advisory, nonbinding say-on-pay vote does not cover director compensation, which is also disclosed in the accompanying compensation tables.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” PROPOSAL 3 ON THE ADVISORY VOTE TO APPROVE

NAMED EXECUTIVE OFFICER COMPENSATION.

CALIFORNIA RESOURCES CORPORATION 58

2023 PROXY STATEMENT

Proposals Requiring Your Vote

Proposal 4: Approval of Amendment to the Certificate of Incorporation to Reflect New Delaware Law Provisions Regarding Officer Exculpation

The Background of the Proposal

The Delaware General Corporation Law (“DGCL”) permits Delaware corporations to limit the personal liability of directors for monetary damages associated with breaches of the duty of care in limited circumstances, and the Company’s Certificate of Incorporation has always included those limitations. That protection did not extend to corporate officers under the DGCL or the Certificate of Incorporation. Consequently, stockholder plaintiffs in recent years have persuaded courts to impose the same fiduciary duties on officers that directors have, thereby exploiting the absence of the same protections for officers in order to prolong litigation and extract larger settlements from defendant corporations. This has resulted in increased litigation and insurance costs for companies, which harms stockholders. Effective August 1, 2022, the Delaware Legislature amended the DGCL to correct this inconsistent treatment between directors and officers. The DGCL now allows Delaware corporations to amend their certificates of incorporation, subject to stockholder approval, to limit the personal liability of certain officers for monetary damages associated with breaches of the fiduciary duty of care (but not the fiduciary duty of loyalty) in limited circumstances.

As provided in the new Delaware legislation, if the Company adopts the proposed amendment to the Certificate of Incorporation (the “Exculpation Amendment”), our Certificate of Incorporation will permit officer exculpation only for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by stockholders in the name of the Company. The Exculpation Amendment would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The rationale for limiting the scope of liability, as further described below, is to strike a balance between stockholders’ interest in accountability and their interest in the Company being able to reduce litigation and insurance costs associated with frivolous lawsuits and heightened insurance premiums and attract and retain quality officers to work on its behalf. These limitations are similar to those already in the Company’s Certificate of Incorporation for directors.

The Board has unanimously approved the Exculpation Amendment, subject to stockholder approval. The Board has unanimously determined that the Exculpation Amendment is advisable and in the best interests of the Company and our stockholders, and, in accordance with the DGCL, hereby seeks approval of the Exculpation Amendment by our stockholders.

Reasons for the Approval of the Exculpation Amendment

The Board and the Nominating and Governance Committee believe:

•
there is a need for directors and officers to be protected from the risk of financial ruin as a result of an unintentional misstep;
•
the Exculpation Amendment is carefully drafted, consistent with the new Delaware law, to protect officers without limiting their liability for claims by the Company or for breaches of their duty of loyalty;
•
The Exculpation Amendment would help the Company to attract and retain the most qualified officers;
•
the Exculpation Amendment would not materially and negatively impact stockholder rights; and
•
the Exculpation Amendment would reduce potential litigation and insurance costs associated with frivolous lawsuits and heightened premiums.

Thus, the Nominating and Governance Committee recommended to the Board, and the Board recommended to the Company’s stockholders, the adoption of the Exculpation Amendment.

CALIFORNIA RESOURCES CORPORATION 59

2023 PROXY STATEMENT

Proposals Requiring Your Vote

Directors and officers must often make decisions in response to time-sensitive opportunities and challenges. The existence of aggressive plaintiffs’ attorneys and governmental enforcers can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the Company and its directors and officers, regardless of ultimate merit. Limiting concerns about personal risk for ordinary failures of care (but not loyalty) empowers both directors and officers to exercise their business judgment in furtherance of stockholder interests. Because the Company expects many or most of its peers to adopt exculpation clauses that limit the personal liability of officers in their governing documents, the Company’s ability to recruit and retain exceptional officer candidates could be adversely affected if the Company does not adopt the Exculpation Amendment because those candidates and officers may conclude that the higher exposure to personal liabilities at the Company is not as attractive as working at a company that provides those protections. It is also possible that insurance premiums for director and officer insurance could be increased for corporations that do not adopt exculpation clauses that limit the personal liability of officers in their governing documents, which could adversely affect the Company, and thereby adversely affect our stockholders.

The Board believes that adopting the Exculpation Amendment would potentially reduce litigation and insurance costs associated with lawsuits (many of which may be frivolous) and heightened premiums, better position the Company to attract top officer candidates and retain our current officers, and enable our officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability. This Exculpation Amendment will also better align the protections available to our directors with those already available to our officers. In view of the above considerations, our Board has unanimously determined to provide for the exculpation of officers as proposed.

Proposed Exculpation Amendment

The Board is asking our stockholders to approve the amendment to Article NINTH of our Certificate of Incorporation. The text of the Exculpation Amendment is attached hereto as Annex B, with additions indicated by underlining and proposed deletions indicated by strike-outs.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” PROPOSAL 4 TO APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION

CALIFORNIA RESOURCES CORPORATION 60

2023 PROXY STATEMENT

General Information

General Information

Voting Procedures

Record Date

At the close of business on March 7, 2023, the “Record Date” for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting, there were 71,093,074 shares of common stock outstanding, each share of which is entitled to one vote. Common stock is the only class of our outstanding securities entitled to receive notice of and to vote at the Annual Meeting. There are no cumulative voting rights associated with the Company’s common stock.

Appointment of Proxy Holders

Our Board of Directors asks you to appoint Mark A. (Mac) McFarland and Tiffany (TJ) Thom Cepak as your proxy holder (“Proxy Holder”) to vote your shares at the Annual Meeting. You make this appointment by using one of the voting methods described below.

Quorum and Discretionary Authority

The presence at the Annual Meeting of a majority of shares of our common stock issued and outstanding and entitled to vote, present in person or by proxy, is necessary to constitute a quorum in order to transact business at the Annual Meeting. Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. Abstentions will be counted as present for purposes of determining whether a quorum is present at the Annual Meeting.

The Chair of the Annual Meeting or, if directed by the Chair of the Annual Meeting, a majority of the shares so represented, may adjourn the Annual Meeting from time to time, whether or not there is a quorum represented, and the Proxy Holder will vote the proxies he has been authorized to vote at the Annual Meeting in favor of such an adjournment. In the event a quorum is present at the Annual Meeting but sufficient votes to approve any of the items proposed by our Board of Directors have not been received, the Chair of the meeting or the Proxy Holder may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this proxy statement prior to such adjournment if sufficient proxies have been received and it is otherwise appropriate.

Our Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if other matters properly come before the Annual Meeting, the proxies solicited by the Board of Directors will provide the Proxy Holder with the authority to vote on those matters and nominees in accordance with such person’s discretion. Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted by the Proxy Holder in accordance with the specification.

CALIFORNIA RESOURCES CORPORATION 61

2023 PROXY STATEMENT

General Information

How to Vote Shares Registered in Your Name

If you own shares that are registered in your own name, you are a “registered stockholder” and you may attend the Annual Meeting and vote in person. You also may vote by proxy without attending the Annual Meeting in any of the following ways:

BY INTERNET	BY TELEPHONE	BY MAIL

You may submit a proxy electronically on the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Please have the Notice of Internet Availability of Proxy Materials in hand when you log onto the website. Internet voting facilities will be available 24 hours a day, 7 days a week, and will close at 11:59 p.m., Eastern Time, on April 27, 2023.

If you request paper copies of the proxy materials by mail, you may submit a proxy by telephone using the toll-free number listed on the proxy card. Please have your proxy card in hand when you call. Telephone voting facilities will close and no longer be available after 11:59 p.m., Eastern Time, on April 27, 2023.

If you request paper copies of the proxy materials by mail, you may indicate your vote by completing, signing and dating your proxy card and returning it in the reply envelope provided.

For stockholders who have their shares voted by duly submitting a proxy by Internet, telephone or mail, the Proxy Holders will vote all shares represented by such valid proxies in accordance with the stockholders’ instructions. If a stockholder signs and mails a proxy card, but does not indicate how the Proxy Holders should vote, the Proxy Holders will vote in accordance with the Board of Directors’ recommendations as set forth above.

If you received more than one Notice of Internet Availability of Proxy Materials, your shares are likely registered in different names or with different addresses or are in more than one account. You must separately vote the shares shown on each Notice of Internet Availability of Proxy Materials that you receive in order for all of your shares to be voted at the Annual Meeting.

How to Vote Shares Held in “Street Name”

If you hold shares through a brokerage firm, trustee, bank, other financial intermediary or nominee (known as shares held in “street name”), you will receive from that broker, trustee, bank, financial intermediary or other nominee (the “intermediary”) a voting instruction form that will explain how to direct the voting of your shares through the intermediary, which may include the ability to provide voting instructions via the Internet or by telephone.

If your shares are held in street name through a brokerage firm that is a member of the NYSE and you want to vote on any of the proposals to be submitted to a vote at the Annual Meeting (except as to Proposal 2), you MUST indicate how you wish your shares to be voted. The broker will vote shares held by you in street name in accordance with your voting instructions, as indicated on your signed voting instruction form or by the instructions you provide via the Internet or by telephone. Absent such instructions, the proxy submitted by the broker with respect to your shares will indicate that the broker is not able to cast a vote with respect to the matter, which is commonly referred to as a “broker non-vote.” Accordingly, if your shares are held in street name, it is important that you provide voting instructions to the broker or other intermediary so that your vote will be counted. Under NYSE rules, Proposal 2 is considered a “routine matter,” and thus a broker is permitted in its discretion to cast a vote on this proposal as to your shares in the event that you do not provide the broker with voting instructions.

CALIFORNIA RESOURCES CORPORATION 62

2023 PROXY STATEMENT

General Information

If you hold shares in street name and wish to vote your shares in person at the Annual Meeting, you must first obtain a valid proxy from the intermediary. To attend the Annual Meeting in person (regardless of whether you intend to vote your shares in person at the Annual Meeting), you should follow the instructions under “Attending the Annual Meeting” below.

If you received more than one voting instruction form, your shares are likely registered in different names or with different addresses or are in more than one account. You must separately follow the foregoing voting procedures for each voting instruction form that you receive in order for all of your shares to be voted at the Annual Meeting.

Revoking or Changing a Proxy

If you are a registered stockholder, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•
voting again through the Internet or by telephone prior to 11:59 p.m., Eastern Time on April 27, 2023;
•
requesting, completing and mailing in a new paper proxy card, as outlined in the Notice of Internet Availability of Proxy Materials;
•
voting in person at the Annual Meeting; however, attending the Annual Meeting without completing a ballot will not revoke any previously submitted proxy; or
•
submitting a written notice of revocation to the Corporate Secretary of California Resources Corporation at 1 World Trade Center, Suite 1500, Long Beach, California 90831 that is received no later than April 27, 2023.

If you are a street-name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your broker, bank or other nominee in accordance with that entity’s procedures.

Required Vote and Method of Counting

Proposal 1. Election of Directors

Pursuant to the Company's Bylaws, a nominee will be elected to the Board of Directors if such nominee receives the highest number of votes cast "FOR" a particular position on the Board of Directors. The election of directors involves a matter on which a broker (or other nominee) does not have “discretionary” authority to vote. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to this proposal. In such case, a broker non-vote will occur. “Withhold” votes and broker non-votes are not considered votes cast and will have no effect on the outcome of the election of directors.

Proposal 2. Ratification of the Appointment of the Independent Registered Public Accounting Firm

The affirmative vote of a majority of the shares present in person, or represented by proxy at the Annual Meeting, and entitled to vote on the matter at the Annual Meeting, is required to approve Proposal 2. Proposal 2 involves a matter on which a broker (or other nominee) does have “discretionary” authority to vote. Even if you do not instruct your broker how to vote with respect to this item, your broker may vote your shares with respect to this proposal in its discretion. With respect to Proposal 2, a vote of “ABSTAIN” will have the same effect as a vote “AGAINST.”

CALIFORNIA RESOURCES CORPORATION 63

2023 PROXY STATEMENT

General Information

Proposal 3. Advisory Vote to Approve Named Executive Officer Compensation

The affirmative vote of a majority of the shares present in person, or represented by proxy at the Annual Meeting, and entitled to vote on the matter at the Annual Meeting, is required to approve the recommendations in Proposal 3. Such proposal involves matters on which a broker (or other nominee) does not have “discretionary” authority to vote. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to this proposal. In such case, a broker non-vote will occur. Broker non-votes are not considered and will have no effect on the outcome of Proposal 3. Abstentions are treated as present or represented and voting and will have the same effect as a vote “AGAINST.” With respect to Proposal 3, while this vote is required by law, it will neither be binding on the Company or the Board of Directors nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board of Directors. However, the views of our stockholders are important to us, and our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We urge you to read the section entitled “Compensation Discussion and Analysis,” including the compensation tables that follow, which discusses in detail how our executive compensation program implements our compensation philosophy.

Proposal 4. Approval of the Amendment to the Certificate of Incorporation to Reflect New Delaware Law Provisions Regarding Officer Exculpation

The affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class, is required to approve Proposal 4. Proposal 4 involves matters on which a broker (or other nominee) does not have “discretionary” authority to vote. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to Proposal 4. In such case, a broker non-vote will occur. Abstentions and broker non-votes will have the same effect as votes cast “AGAINST” the approval of this proposal. This charter amendment, if approved, will not be effective until we file certificates of amendment with the Secretary of State of Delaware following the Annual Meeting.

Method and Cost of Soliciting and Tabulating Votes

The Board of Directors is providing these proxy materials to you in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting. In addition to solicitation by mail, our officers, directors and employees may solicit proxies personally or by telephone, facsimile or electronic means. These officers, directors and employees will not receive any extra compensation for these services. In addition, we will make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to the beneficial owners of our stock, and we will reimburse them for postage and clerical expenses. We will bear the costs of the solicitation, including the cost of the preparation, assembly, printing and, where applicable, mailing of the Notice of Internet Availability of Proxy Materials, the Notice of the 2023 Annual Meeting of Stockholders, this proxy statement, the proxy card and any additional information furnished by us to our stockholders. In addition, we have hired Okapi Partners, LLC to assist us in soliciting proxies, which it may do by telephone or in person. We will pay Okapi Partners, LLC a fee of $9,000, plus expenses.

Attending the Annual Meeting

How can I vote my shares in person and participate at the Annual Meeting?

This year’s Annual Meeting will be held entirely online to allow greater participation. Shareholders may participate in the Annual Meeting by visiting the following website: https://www.virtualshareholdermeeting.com/CRC2023. To participate in the Annual Meeting, you will need the 16‐digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the shareholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record also may be voted electronically during the Annual Meeting; however, in order for stockholders whose shares were held in an account at a brokerage firm, bank or other nominee (i.e., in “street name”) as of March 7, 2023, to vote their shares at the meeting, they will need to obtain a legal proxy from the broker, bank or other nominee that holds their shares authorizing them to vote in person at the annual meeting. However,

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General Information

even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

What will I need in order to attend the Annual Meeting?

You are entitled to attend the virtual Annual Meeting only if you were a stockholder of record as of the record date for the Annual Meeting, or March 7, 2023, or you hold a valid proxy for the Annual Meeting. You may attend the Annual Meeting, vote, and submit a question during the Annual Meeting by visiting https://www.virtualshareholdermeeting.com/CRC2023 and using your 16‐digit control number to enter the meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership. If you do not comply with the procedures outlined above, you will not be admitted to the virtual Annual Meeting.

Stockholders may submit questions live during the meeting on our Annual Meeting website, https://www.virtualshareholdermeeting.com/CRC2023. We plan to provide adequate time for stockholder questions to be read and answered by Company personnel during the meeting. Following the Annual Meeting, we will publish an answer to each appropriate question we received on our Investor Relations website at http://investors.crc.com as soon as practical. In submitting questions, please note that we will only address questions that are germane to the matters being voted on at our Annual Meeting.

During the Annual Meeting, we will offer live technical support for all stockholders attending the meeting. We encourage you to access the meeting prior to the start time. Please allow ample time for online check-in, which will begin at 10:45 a.m. Pacific Time. We will have technicians ready to assist if you have difficulties accessing the virtual meeting during the check-in time or during the Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or course of the Annual Meeting, please call (844) 976-0738 (U.S.) or (303) 562-9301 (international).

Notice of Internet Availability of Proxy Materials

On March 16, 2023, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners who owned shares of our common stock at the close of business on March 7, 2023. The Notice of Internet Availability of Proxy Materials contained instructions on how to access the proxy materials and vote online. We have made these proxy materials available to you over the Internet or, upon your request, have delivered paper versions of these materials to you by mail, in connection with the solicitation of proxies by our Board of Directors for the Annual Meeting.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

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General Information

Stockholder Proposals and Director Nominations

Any stockholder who wishes to submit a proposal for inclusion in the proxy materials and for presentation at our 2024 annual meeting of stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In accordance with Rule 14a-8, stockholder proposals should be received by our Corporate Secretary at the address below not later than November 17, 2023.

For proposals that are not submitted for inclusion in our proxy statement under Rule 14a-8, as more specifically provided in our Bylaws, in order for nominations of persons for election to the Board of Directors or a proposal of any other business to be properly brought before the 2024 annual meeting of stockholders, it must be submitted in accordance with our Bylaws and must be received at our principal executive offices no earlier than the close of business on December 30, 2023 and not later than the close of business on January 29, 2024. Any such proposal must be an appropriate subject for stockholder action under applicable law and must comply with the notice requirements set forth in Section 2.9 of our Bylaws and should be sent in writing to:

California Resources Corporation
Attention: Corporate Secretary

1 World Trade Center, Suite 1500

Long Beach, California 90831

Detailed information for submitting recommendations for director nominees is available upon written request to our Corporate Secretary at the address listed above.

Householding of Proxy Materials

The SEC’s proxy rules permit companies and intermediaries, such as brokers, banks and other nominees, to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials to those stockholders. This method of delivery, often referred to as “householding,” helps to reduce the amount of duplicative information that stockholders receive and lowers printing and mailing costs for companies.

We are householding proxy materials for stockholders of record in connection with the Annual Meeting unless otherwise notified. We have been notified that certain intermediaries may household proxy materials as well. If you hold your shares of common stock through a broker, bank or other nominee that has determined to household proxy materials, only one set of proxy materials will be delivered to multiple stockholders sharing an address unless you notify your broker, bank or other nominee to the contrary.

We will promptly deliver you a separate copy of the proxy materials for the Annual Meeting if you so request by (1) visiting http://www.proxyvote.com, (2) calling (800) 579-1639 or (3) sending an email to sendmaterial@proxyvote.com. If sending any email, please include your 16-digit control number in the subject line. You may also contact your broker, bank or other nominee to make a similar request.

Please contact us or your broker, bank or other nominee directly if you have questions or wish to receive separate copies of our proxy materials in the future. You should also contact us or your broker, bank or other nominee if you wish to request delivery of a single copy if you are currently receiving multiple copies. These options are available to you at any time.

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General Information

2022 Annual Report

Our 2022 Annual Report to Stockholders, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC, is being furnished to our stockholders primarily via the Internet and mailed to all stockholders who have requested to receive paper copies of the proxy materials. The 2022 Annual Report to Stockholders does not constitute a part of the proxy soliciting material.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the financial statements and the financial statement schedules, if any, but not including exhibits, is also available at http://www.proxyvote.com and a copy will be furnished at no charge to each person to whom a Notice of Internet Availability of Proxy Materials is delivered upon the request of such person to the following:

TELEPHONE:	(800) 579-1639
EMAIL:	sendmaterial@proxyvote.com
WEBSITE:	http://www.proxyvote.com

If sending an email, please include your 16-digit control number in the subject line.

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Annex A

Annex A

Reconciliation of Non-GAAP Measures

Adjusted EBITDAX

We define Adjusted EBITDAX as earnings before interest expense; income taxes; depreciation, depletion and amortization; exploration expense; other unusual, infrequent and out-of-period items; and other non-cash items. We believe this measure provides useful information in assessing our financial condition, results of operations and cash flows and is widely used by the industry, the investment community and our lenders. Although this is a non-GAAP measure, the amounts included in the calculation were computed in accordance with GAAP. Certain items excluded from this non-GAAP measure are significant components in understanding and assessing our financial performance, such as our cost of capital and tax structure, as well as depreciation, depletion and amortization of our assets. This measure should be read in conjunction with the information contained in our financial statements prepared in accordance with GAAP. A version of Adjusted EBITDAX is a material component of certain of our financial covenants under our Revolving Credit Facility and is provided in addition to, and not as an alternative for, income and liquidity measures calculated in accordance with GAAP.

The following tables present a reconciliation of the GAAP financial measures of net income and net cash provided by operating activities to the non-GAAP financial measure of adjusted EBITDAX and the calculation of adjusted EBITDAX for a performance metric used in our annual incentive plan (AIP), which excludes differences between the payout for cash incentive awards and the amount included in our target, certain changes to our capital program that differed from the amount included in our target and other items:

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Annex A

($ in millions)	2022
Net income	$524
Interest and debt expense	53
Interest income	(4)
Depreciation, depletion and amortization	198
Income tax provisions	237
Exploration expense	4
Unusual, infrequent and other items
Non-cash derivative gain	(187)
Asset impairment	2
Net gain on asset divestitures	(59)
Rig termination expenses	2
Other, net	20
Non-cash items
Accretion expense	43
Stock-based compensation	17
Post-retirement medical and pension	2
Other non-cash items
Adjusted EBITDAX	852
Differences in cash incentive awards	10
Changes in capital and other	9
Adjusted EBITDAX, AIP	$871

Net cash provided by operating activities	690
Cash interest	50
Cash income taxes	20
Exploration expenditures	4
Working capital changes	88
Adjusted EBITDAX	852
Differences in cash incentive awards	10
Changes in capital and other	9
Adjusted EBITDAX, AIP	$871

Before Tax Free Cash Flow

The following table presents a reconciliation of free cash flow used as a performance metric in our AIP which is defined for this purpose as Adjusted EBITDAX, AIP plus or minus working capital changes for the period, minus cash paid for asset retirement obligations, cash paid for interest (net of interest income), reduced by capital investments. Free cash flow used as a performance metric is not reduced by income tax payments and excludes a discretionary pension contribution.

($ in millions)	2022
Adjusted EBITDAX, AIP	$871
Working capital changes	(51)
Asset retirement obligations	(39)
Cash interest, net of interest income	(49)
Capital investments	(372)
Free Cash Flow, AIP	$360

CALIFORNIA RESOURCES CORPORATION A - 2

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Annex B

Annex B

Proposal 4 Amendment to the Certificate of Incorporation

The text below is the portion of the Amended and Restated Certificate of Incorporation of California Resources Corporation, as last amended October 27, 2020, as proposed to be amended by “Proposal 4-Approval of the Amendment to the Certificate of Incorporation to Reflect New Delaware Law Provisions Regarding Officer Exculpation.” Proposed additions are indicated by underlining and proposed deletions are indicated by strike-outs.

NINTH:

1. No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such elimination or limitation of liability is not permitted under the DGCL as it now exists. In addition to the circumstances in which a director or officer of the Corporation is not personally liable for monetary damages as set forth in the preceding sentence, a director or officer of the Corporation shall not be liable to the fullest extent permitted by any amendment to the DGCL hereafter enacted that further eliminates or limits the liability of a director or officer.

CALIFORNIA RESOURCES CORPORATION B - 1

CALIFORNIA RESOURCES CORPORATION

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California Resources Corporation

CALIFORNIA RESOURCES CORPORATION 1 World Trade Center, Suite 1500 Long Beach, CA 90831 SCAN TO VIEW MATERIALS & VOTE BY INTERNET Before The Meeting – Go to www.proxyvote.comor scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting – Go to www.virtualshareholdermeeting.com/CRC2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE – 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V01350-P87388 KEEP THIS PORTION FOR YOU RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CALIFORNIA RESOURCES CORPORATION The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) Andrew B. Bremner 02) Tiffany (TJ) Thom Cepak 03) James N. Chapman 04) Francisco J. Leon 05) Mark A. (Mac) McFarland 06) Nicole Neeman Brady 07) Julio M. Quintana 08) William B. Roby 09) Alejandra (Ale) Veltmann For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. _____

The Board of Directors recommends you vote FOR proposals 2, 3 and 4: For Against Abstain

2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023 3. To approve, by non-binding vote, named executive officer compensation. 4. To approve the amendment to the Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or any other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10K Wrap are available at www.proxyvote.com. V01351-P87388

CALIFORNIA RESOURCES CORPORATION Annual Meeting of Shareholders April 28, 2023 11:00 a.m. Pacific TimeThis proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Mark A. (Mac) McFarland and Tiffany (TJ) Thom Cepak, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) him or her to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of California Resources Corporation that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 a.m., Pacific Time on Friday, April 28, 2023, virtually at www.virtualshareholdermeeting.com/CRC2023, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3 and 4. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUE AND TO BE SIGNED ON REVERSE SIDE